================================================================================


                         AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JULY 1, 1999

                                 BY AND BETWEEN

                        UNION FINANCIAL BANCSHARES, INC.

                                      AND

                   SOUTH CAROLINA COMMUNITY BANCSHARES, INC.


================================================================================

                               TABLE OF CONTENTS
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

                                                                                                                  Page No.

Introductory Statement................................................................................................ 4

ARTICLE I

     The Merger....................................................................................................... 4
     ----------
     Section 1.1.    Structure of the Merger.......................................................................... 4
                     -----------------------
     Section 1.2.    Effect on Outstanding Shares of SCCB Common Stock................................................ 5
                     -------------------------------------------------
     Section 1.3.    Exchange Procedures.............................................................................. 6
                     -------------------
     Section 1.4.    Stock Options.................................................................................... 8
                     -------------
     Section 1.5.    Bank Merger...................................................................................... 9
                     -----------
     Section 1.6.    Directors of UFB after Effective Time............................................................ 9
                     -------------------------------------
     Section 1.7.    Alternative Structure............................................................................ 9
                     ---------------------
     Section 1.8.    Dissenters' Rights............................................................................... 9
                     ------------------

ARTICLE II

     Representations and Warranties...................................................................................10
     ------------------------------
     Section 2.1.    Disclosure Letters...............................................................................10
                     ------------------
     Section 2.2.    Standards........................................................................................10
                     ---------
     Section 2.3.    Representations and Warranties of SCCB...........................................................11
                     --------------------------------------
     Section 2.4.    Representations and Warranties of UFB............................................................24
                     -------------------------------------

ARTICLE III

     Conduct Pending the Merger.......................................................................................32
     --------------------------
     Section 3.1.    Conduct of SCCB's Business Prior to the Effective Time...........................................32
                     ------------------------------------------------------
     Section 3.2.    Forbearance by SCCB..............................................................................32
                     -------------------
     Section 3.3.    Conduct of UFB's Business Prior to the Effective Time............................................36
                     -----------------------------------------------------

ARTICLE IV

     Covenants........................................................................................................36
     ---------
     Section 4.1.    Acquisition Proposals............................................................................36
                     ---------------------
     Section 4.2.    Certain Policies of SCCB.........................................................................38
                     ------------------------
     Section 4.3.    Access and Information...........................................................................38
                     ----------------------
     Section 4.4.    Certain Filings, Consents and Arrangements.......................................................39
                     ------------------------------------------
     Section 4.5.    Antitakeover Provisions..........................................................................40
                     -----------------------
     Section 4.6.    Additional Agreements............................................................................40
                     -----------------------
     Section 4.7.    Publicity........................................................................................40
                     ---------
     Section 4.8.    Stockholders Meetings............................................................................40
                     ---------------------
     Section 4.9.    Proxy Statements; Comfort Letters................................................................41
                     ---------------------------------
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                                       2

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

     Section 4.10.   Registration of UFB Common Stock.................................................................41
                     --------------------------------
     Section 4.11.   Affiliate Letters................................................................................42
                     -----------------
     Section 4.12.   Notification of Certain Matters..................................................................42
                     -------------------------------
     Section 4.13.   Employees, Directors and Officers................................................................42
                     ---------------------------------
     Section 4.14.   Indemnification; Directors' and Officers' Insurance..............................................44
                     ---------------------------------------------------
     Section 4.15.   Tax-Free Reorganization Treatment................................................................45
                     ---------------------------------
ARTICLE V

     Conditions to Consummation.......................................................................................45
     --------------------------
     Section 5.1.    Conditions to Each Party's Obligations...........................................................45
                     --------------------------------------
     Section 5.2.    Conditions to the Obligations of UFB and UFB Bank................................................46
                     -------------------------------------------------
     Section 5.3.    Conditions to the Obligations of SCCB and SCCB Bank..............................................48
                     ---------------------------------------------------

ARTICLE VI

     Termination......................................................................................................49
     -----------
     Section 6.1.    Termination......................................................................................49
                     -----------
     Section 6.2.    Termination Fee: Expenses........................................................................51
                     -------------------------

ARTICLE VII

     Closing, Effective Date and Effective Time.......................................................................52
     ------------------------------------------
     Section 7.1.    Effective Date and Effective Time................................................................52
                     ---------------------------------
     Section 7.2.    Deliveries at the Closing........................................................................52
                     -------------------------

ARTICLE VIII

     Certain Other Matters............................................................................................52
     ---------------------
     Section 8.1.    Certain Definitions; Interpretation..............................................................52
                     -----------------------------------
     Section 8.2.    Survival.........................................................................................53
                     --------
     Section 8.3.    Waiver; Amendment................................................................................53
                     -----------------
     Section 8.4.    Counterparts.....................................................................................53
                     ------------
     Section 8.5.    Governing Law....................................................................................53
                     -------------
     Section 8.6.    Expenses.........................................................................................53
                     --------
     Section 8.7.    Notices..........................................................................................53
                     -------
     Section 8.8.    Entire Agreement; etc............................................................................55
                     ---------------------
     Section 8.9.    Assignment.......................................................................................55
                     ----------
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                                       3

                          Agreement and Plan of Merger
                          ----------------------------

          This is an Agreement and Plan of Merger, dated as of the 1st day of July, 1999 ("Agreement"), by and between Union Financial Bancshares, Inc., a Delaware corporation ("UFB"), and South Carolina Community Bancshares, Inc., a Delaware corporation ("SCCB").

                             Introductory Statement

          The Board of Directors of each of UFB and SCCB (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of UFB and SCCB, respectively, and in the best long-term interests of their respective stockholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and
(iii) has approved, at meetings of each of such Boards of Directors, this Agreement.

          The parties hereto intend that the merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), for federal income tax purposes, and the merger shall be accounted for as a purchase.

          UFB and SCCB desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

          In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:


                                   ARTICLE I

                                   The Merger
                                   ----------

          Section 1.1.   Structure of the Merger.  On the Effective Date (as
                         -----------------------
defined in Section 7.1), SCCB will merge with and into UFB ("Merger"), with UFB being the surviving entity, pursuant to the provisions of, and with the effect provided in, the Delaware General Corporation Law ("DGCL"). Upon consummation of the Merger, the separate corporate existence of SCCB shall cease. UFB shall continue to be governed by the laws of the State of Delaware and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

          Section 1.2.  Effect on Outstanding Shares of SCCB Common Stock.
                        -------------------------------------------------

          (a) Each share of common stock, $.01 par value, of UFB ("UFB Common Stock") that is issued and outstanding immediately prior to the Effective Time (as defined in Section 7.1) shall continue to be an issued and outstanding share of UFB Common Stock from and after the Effective Time; and

          (b) By virtue of the Merger, each share of common stock, $.01 par value, of SCCB ("SCCB Common Stock") that is issued and outstanding immediately prior to the Effective Time shall cease to be outstanding, shall be deemed surrendered and each such share shall be converted into and become the right to receive one of the following:

               (i) Cash (the "Cash Consideration") in the amount equal to $5.25 and stock (the "Stock Consideration") equal to 0.817 of a share (the "Exchange Ratio") of UFB stock for each SCCB share, if the UFB Market Value (defined below) is greater than $15.00 per share;

               (ii) Cash Consideration in the amount equal to $5.25 and shares of UFB stock such that based on the UFB Market Value, the value of the Merger Consideration (defined below) is equal to $17.50 for each SCCB share, if the UFB Market Value is greater than or equal to $12.50 per share and less than or equal to $15.00 per share;

               (iii) Cash Consideration in the amount equal to $5.25 and Stock Consideration equal to 0.980 of a share of UFB stock for each SCCB share, if the UFB Market Value is greater than or equal to $12.00 per share and less than $12.50 per share; and

               (iv) Stock Consideration equal to 0.980 of a share of UFB stock and additional Cash Consideration equal to the difference between the UFB Market Value of 0.980 of a share of UFB stock and $17.00, if the UFB Market Value is less than $12.00 per share.

     The aggregate of the Cash Consideration and Stock Consideration payable and/or issuable pursuant to this Agreement at the Effective Time is sometimes hereinafter collectively referred to as the "Merger Consideration."

     As of the Effective Time, shares of SCCB Common Stock held directly or indirectly by SCCB or directly or indirectly by UFB, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. In addition, no Dissenting Shares (as defined in Section 1.8 of this Agreement) shall be converted pursuant to this Section 1.2 but shall be treated in accordance with the procedures set forth in Section 1.8 of this Agreement.

          (c) As used herein, the "UFB Market Value" shall be the average of the closing sales prices on that day, as reported on the SmallCap Market System of The Nasdaq Stock Market, Inc. ("Nasdaq Stock Market"), for the twenty-five
(25) consecutive trading days (whether or not UFB traded on such days) immediately preceding the day which is three (3) days prior to the Closing Date (as defined in Section 7.1 of this Agreement).

          (d) No fraction of a whole share of UFB Common Stock and no scrip or certificates therefor shall be issued in connection with the Merger. Any former holder of SCCB Common Stock who would otherwise be entitled to receive a fraction of a share of UFB Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the UFB Market Price determined as of the Effective Date.

          (e) Anti-Dilution Provisions. If UFB shall, at any time before the Effective Date, (i) issue a dividend in shares of UFB Common Stock, (ii) combine the outstanding shares of UFB Common Stock into a smaller number of shares,
(iii) subdivide the outstanding shares of UFB Common Stock, or (iv) classify the shares of UFB Common Stock, then, in any event, the number of shares of UFB Common Stock to be delivered to SCCB shareholders who are entitled to receive shares of UFB Common Stock in exchange for shares of SCCB Common Stock shall be adjusted so that each SCCB shareholder shall be entitled to receive such number of shares of UFB Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred immediately prior to the happening of such event. In addition, in the event that, prior to the Effective Date, UFB enters into an agreement pursuant to which shares of UFB Common Stock would be converted into shares or other securities or obligations of another corporation, proper provision shall be made in such agreement so that each SCCB shareholder shall be entitled to receive such number of shares or other securities or amount of obligations of such other corporation as such shareholder would be entitled to receive if the Effective Date had occurred on the date immediately preceding the announcement of such event.

          Section 1.3.  Exchange Procedures.
                        -------------------

          (a) Appropriate transmittal materials ("Letter of Transmittal") in a form satisfactory to UFB and SCCB, shall be mailed as soon as reasonably practicable after the Effective Time, and in no event later than 5 business days thereafter, to each holder of record of SCCB Common Stock as of the Effective Time. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of SCCB Common Stock to be converted thereby.

          (b) At and after the Effective Time, each certificate ("SCCB Certificate") previously representing shares of SCCB Common Stock (except as specifically set forth in Section 1.2) shall represent only the right to receive the Merger Consideration.

          (c) Prior to the Effective Time, UFB shall deposit, or shall cause to be deposited, either (i) in a segregated account with Provident Community Bank or (ii) with such bank or trust company that is selected by UFB to act as exchange agent ("Exchange Agent"), for the benefit of the holders of shares of SCCB Common Stock, for exchange in accordance with this Section 1.3, an amount of cash sufficient to pay the aggregate amount of Cash Consideration to be paid pursuant to Section 1.2 and the aggregate amount of cash to be paid in lieu of fractional shares, and UFB shall reserve for issuance with its Transfer Agent and Registrar a sufficient number of shares of UFB Common Stock to provide for payment of the Stock Consideration. At the Effective Time, UFB shall have granted the Exchange Agent the requisite power and authority to effect for and on behalf of UFB the issuance of the number of shares of UFB Common Stock issuable in the share exchange.

          (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the SCCB Certificates shall pass, only upon delivery of the SCCB Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as UFB may reasonably determine and (iii) include instructions for use in effecting the surrender of the SCCB Certificates in exchange for the Merger Consideration. Upon the proper surrender of the SCCB Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such SCCB Certificates shall be entitled to receive in exchange therefor (m) a certificate representing that number of whole shares of UFB Common Stock that such holder has the right to receive pursuant to Section 1.2 and (n) a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 1.2 (including any cash in lieu of any fractional shares of SCCB Common Stock to which such holder is entitled and any dividends or other distributions to which such holder is entitled pursuant to this Section 1.3). SCCB Certificates so surrendered shall forthwith be canceled. As soon as practicable, but no later than five (5) business days following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute UFB Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of UFB Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of SCCB Common Stock not registered in the transfer records of SCCB, the Merger Consideration shall be issued to the transferee thereof if the SCCB Certificates representing such SCCB Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of UFB and the Exchange Agent,
(x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

          (e) No dividends or other distributions declared or made after the Effective Date with respect to UFB Common Stock shall be remitted to any person entitled to receive shares of UFB Common Stock hereunder until such person surrenders his or her SCCB Certificates in accordance with this Section 1.3. Upon the surrender of such person's SCCB Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of UFB Common Stock represented by such person's SCCB Certificates.

          (f) From and after the Effective Time there shall be no transfers on the stock transfer records of SCCB of any shares of SCCB Common Stock. If, after the Effective Time, SCCB Certificates are presented to UFB, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.3.

          (g) Any portion of the aggregate amount of cash pursuant to Section 1.2, any dividends or other distributions to be paid pursuant to this Section
1.3 or any proceeds from any investments thereof that remain unclaimed by the stockholders of SCCB for nine months after the Effective Time, shall be repaid by the Exchange Agent to UFB upon the written request of UFB. After such request is made, any stockholders of SCCB who have not theretofore complied with this
Section 1.3 shall look only to UFB for the Merger Consideration deliverable in respect of each share of SCCB Common Stock such stockholder holds, as determined pursuant to Section 1.2 of this Agreement, without any interest thereon. If outstanding SCCB Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of UFB (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of UFB, UFB Bank (as defined below), the Exchange Agent or any other person shall be liable to any former holder of SCCB Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (h) UFB and the Exchange Agent shall be entitled to rely upon SCCB's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any SCCB Certificate, UFB and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

          (i) If any SCCB Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such SCCB Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such SCCB Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed SCCB Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 1.2.

           Section 1.4.  Stock Options.
                         -------------

          (a) At the Effective Time, each option to acquire shares of SCCB Common Stock ("SCCB Option") granted pursuant to the SCCB Bank 1994 Stock Option Plan (the "SCCB Option Plan") that is then outstanding and unexercised shall be canceled, and in lieu thereof the holders of such options shall be paid in cash an amount equal to the product of (i) the number of shares of SCCB Common Stock subject to such option at the Effective Time and (ii) an amount equal to the excess of the cash value of the Merger Consideration (determined using the UFB Market Value pursuant to Section 1.2(c)) over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. In the event that the exercise price of a SCCB Option is greater than the Merger Consideration, then at the Effective Time such SCCB Option shall be canceled without any payment made in exchange therefor. At the Effective Time, the SCCB Option Plan shall be deemed terminated. In connection with the payment made pursuant to this Section 1.4, each option holder shall execute an acknowledgment of the receipt and cancellation of such SCCB Option.

          Section 1.5.   Bank Merger.  Concurrently with or as soon as
                         -----------
practicable after the execution and delivery of this Agreement, Provident Community Bank ("UFB Bank"), a wholly-owned subsidiary of UFB, and Community Federal Savings Bank ("SCCB Bank"), a wholly-owned subsidiary of SCCB, shall enter into the Plan of Bank Merger, in the form attached hereto as Exhibit A, pursuant to which the bank merger (the "Bank Merger") will be effected. The parties hereto intend that the Bank Merger shall become effective on the Effective Date. The Plan of Bank Merger shall provide that the directors of UFB Bank as the surviving entity of the Bank Merger shall be (a) all of the directors of UFB Bank serving immediately prior to the Bank Merger and (b) three additional persons who shall become directors of UFB Bank in accordance with
Section 4.13. Other than as provided in Section 4.13, no director of SCCB Bank shall become a director of UFB Bank.

          Section 1.6.   Directors of UFB after Effective Time.  At the
                         -------------------------------------
Effective Time, the directors of UFB shall consist of (a) the directors of UFB serving immediately prior to the Effective Time and (b) three additional persons who shall become directors of UFB in accordance with Section 4.13. Other than as provided in Section 4.13, no director of SCCB shall become a director of UFB.

          Section 1.7.   Alternative Structure.  UFB may at any time prior to
                         ---------------------
the Effective Time change the method of effecting the Merger and the Bank Merger or any part thereof if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (a) alter or change the Merger Consideration issued to holders of SCCB Common Stock as provided for in the Agreement, (b) adversely affect the tax treatment of SCCB's stockholders as a result of receiving the Merger Consideration, (c) materially impede or delay consummation of the Merger, or (d) result in any representation or warranty of any party set forth in this Agreement becoming incorrect in any material respect.

           Section 1.8.  Dissenters' Rights.
                         ------------------

          (a) UFB shall pay for any dissenters' shares (the "Dissenters' Shares") in accordance with Section 262 of the DGCL, and the holders thereof shall not be entitled to receive any Merger Consideration; provided, that if appraisal rights under Section 262 of the DGCL with respect to any Dissenters' Shares shall have been effectively withdrawn or lost, such shares will thereupon cease to be treated as Dissenters' Shares and shall be converted into the right to receive Merger Consideration pursuant to Section 1.2(b).

          (b) SCCB shall (i) give UFB prompt written notice of the receipt of any notice from a stockholder purporting to exercise any dissenters' rights,
(ii) not settle nor offer to settle any demand for payment without the prior written consent of UFB and (iii) not waive any failure to comply strictly with any procedural requirements of the DGCL.

                                   ARTICLE II

                         Representations and Warranties
                         ------------------------------

          Section 2.1.   Disclosure Letters.  On or prior to the execution and
                         ------------------
delivery of this Agreement, SCCB and UFB each shall have delivered to the other a letter (each, its "Disclosure Letter") setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate in relation to any or all of their respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate), other than Section 2.3(g) and Section 2.4(g); provided, that
(a) no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 2.2 and (b) the mere inclusion of a fact, circumstance or event in a Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 2.2(b)).

           Section 2.2.  Standards.
                         ---------

          (a) No representation or warranty of SCCB or UFB contained in Sections 2.3 or 2.4, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless, as a direct or indirect consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Sections 2.3 or 2.4, as applicable, there is reasonably likely to exist a Material Adverse Effect. SCCB's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of UFB.

          (b) As used in this Agreement, the term "Material Adverse Effect" means either (i) an effect which is material and adverse to the business, financial condition or results of operations of SCCB or UFB, as the context may dictate; provided, however, that any such effect resulting from any (A) changes in laws, rules or regulations or generally accepted accounting principles or interpretations thereof that apply to both UFB and UFB Bank and SCCB and SCCB Bank, as the case may be, or (B) changes in the general level of market interest rates shall not be considered in determining if a Material Adverse Effect has occurred; or (ii) the failure of (x) a representation or warranty contained in Section 2.3(a)(i) and (iv), Section 2.3(c), Section 2.3(d), 2.3(g)(iii), 2.4(a)(i) and (iv), Section 2.4(c),
2.4(g)(iii) or 2.4(l) to be true and correct or (y) a representation or warranty contained in the second sentence of each of 2.3(f)(i) or 2.4(f)(i) and the first two sentences of each of Sections 2.3(aa) or 2.4(t) to be true and correct in all material respects.

          (c) For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party, its counsel or any officer of that party with the title ranking not less than senior vice president.

          Section 2.3.   Representations and Warranties of SCCB.  Subject to
                         --------------------------------------
Sections 2.1 and 2.2, SCCB represents and warrants to UFB that, except as specifically disclosed in SCCB's Disclosure Letter:

          (a)  Organization. (i)  SCCB is a corporation duly organized,
               ------------
validly existing and in good standing under the laws of the State of Delaware and is duly registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"). SCCB is a federally-chartered savings bank duly organized, validly existing and in good standing under federal law. SCCB Bank has no Subsidiaries (as defined below). Each of SCCB and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. As used in this Agreement, unless the context requires otherwise, the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or which is controlled, directly or indirectly, by such party.

               (ii) SCCB and each of its Subsidiaries has the requisite corporate power and authority, and is duly qualified and is in good standing, to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

               (iii) SCCB's Disclosure Letter sets forth all of SCCB's Subsidiaries and all entities (whether corporations, partnerships or similar organizations), including the corresponding percentage ownership, in which SCCB owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each of SCCB's Subsidiaries, as of such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. SCCB owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries.
No Subsidiary of SCCB other than SCCB Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended ("FDIA"), and the applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by SCCB or any of its other Subsidiaries are fully paid, nonassessable and not subject to any preemptive rights and are owned by SCCB or a Subsidiary of SCCB free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws), and there are no agreements or understandings with respect to the voting or disposition of any such shares.

               (iv) The deposits of SCCB Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") to the extent provided in the FDIA.

     (b)  Capital Structure.  (i)  The authorized capital stock of SCCB
          -----------------
consists of 1,400,000 shares of SCCB Common Stock, par value $.01 per share, and 200,000 shares of preferred stock, par value $.01 per share ("SCCB Preferred Stock"). As of the date of this Agreement, (A) 538,716 shares of SCCB Common Stock were issued and outstanding, (B) no shares of SCCB Preferred Stock were issued and outstanding, (C) no shares of SCCB Common Stock were reserved for issuance, except that 31,211 shares of SCCB Common Stock were reserved for issuance pursuant to the SCCB 1994 Recognition and Retention Plan (" SCCB RRP") and 78,028 shares of SCCB Common Stock were reserved for issuance pursuant to the SCCB Option Plan and (D) 241,559 shares of SCCB Common Stock were held by SCCB in its treasury or by its Subsidiaries. The authorized capital stock of SCCB Bank consists of 800,000 shares of common stock, par value $1.00 per share, and 200,000 shares of preferred stock, par value $1.00 per share. As of the date of this Agreement, 100 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned by SCCB.
All outstanding shares of capital stock of SCCB and SCCB Bank are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by SCCB in its treasury or by its Subsidiaries, are free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares. SCCB's Disclosure Letter sets forth a complete and accurate list of all options to purchase SCCB Common Stock that have been granted and are outstanding pursuant to the SCCB Option Plan and all outstanding restricted stock grants under the SCCB RRP, including the dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant.

               (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote ("Voting Debt") of SCCB are issued or outstanding.

               (iii) As of the date of this Agreement, except for this Agreement and as set forth in SCCB's Disclosure Letter, neither SCCB nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating SCCB or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of SCCB or any of its Subsidiaries or obligating SCCB or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of SCCB or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of SCCB or any of its Subsidiaries.

          (c)  Authority. Each of SCCB and SCCB Bank has all requisite corporate
               ---------
power and authority to enter into this Agreement and the Plan of Bank Merger, respectively, and, subject to approval of this Agreement by the requisite vote of SCCB's stockholders and receipt of all required regulatory or governmental approvals, as contemplated by Section 5.1(b) of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the approval of this Agreement by SCCB's stockholders, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of SCCB and SCCB Bank. This Agreement has been duly executed and delivered by SCCB and constitutes a valid and binding obligation of SCCB, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

          (d) Stockholder Approval; Fairness Opinion. The affirmative vote of a
              --------------------------------------
majority of the outstanding shares of SCCB Common Stock entitled to vote on this Agreement is the only vote of the stockholders of SCCB required for approval of this Agreement and the consummation of the Merger and the related transactions contemplated hereby. SCCB has received the written opinion of Trident Financial Corporation to the effect that, as of the date hereof, the Exchange Ratio to be received by SCCB's stockholders is fair, from a financial point of view, to such stockholders.

          (e)  No Violations.  The execution, delivery and performance of this
               -------------
Agreement by SCCB do not, and the consummation of the transactions contemplated hereby will not, constitute (i) assuming receipt of all Requisite Regulatory Approvals (as defined below) and requisite stockholder approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of SCCB or any of its Subsidiaries, or to which SCCB or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws of SCCB or the similar organizational documents of any of its Subsidiaries or
(iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of SCCB or any of its Subsidiaries, under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which SCCB or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject, and the consummation of the transactions (including the Bank Merger) contemplated hereby (exclusive of the effect of any changes effected pursuant to Section 1.7) will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (x) the approval of the holders of a majority of the outstanding shares of SCCB Common Stock, (y) the approval of the Office of Thrift Supervision ("OTS") under HOLA and the approval of the appropriate regulatory authority under Section 18(c) of the FDIA (collectively, the "Requisite Regulatory Approvals"), and (z) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement. As of the date hereof, the executive officers of SCCB know of no reason pertaining to SCCB why any of the approvals referred to in this Section 2.3(e) should not be obtained without the imposition of any material condition or restriction described in the proviso to
Section 5.1(b).

          (f)  Reports.  (i)  As of their respective dates, none of the reports
               -------
or other statements filed by SCCB or SCCB Bank on or subsequent to June 30, 1998 with the Securities and Exchange Commission (the "SEC"), FDIC and the OTS (collectively, "SCCB's Reports"), contained, or will contain, any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of SCCB included in SCCB's Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP") (except as may be indicated in the notes thereto or, in the case of the unaudited financial statements, as permitted by the SEC). Each of the consolidated statements of condition contained or incorporated by reference in SCCB's Reports (including in each case any related notes and schedules) fairly presented, or will fairly present, as the case may be (A) the financial position of the entity or entities to which it relates as of its date and each of the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity, contained or incorporated by reference in SCCB's Reports (including in each case any related notes and schedules), and (B) the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with GAAP, except as may be noted therein. SCCB has made available to UFB a true and complete copy of each of SCCB's Reports filed with the SEC since June 30, 1998.

               (ii) SCCB and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since June 30, 1995 with (A) the OTS, (B) the SEC, (C) the National Association of Securities Dealers, Inc. ("NASD"), and (D) any other self-regulatory organization ("SRO"), and have paid all fees and assessments due and payable in connection therewith.

          (g)  Absence of Certain Changes or Events.  Except as disclosed in
               ------------------------------------
SCCB's Reports filed on or prior to the date of this Agreement since June 30, 1998, (i) SCCB and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) SCCB and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any Material Adverse Effect with respect to SCCB.

          (h)  Absence of Claims.  Except as set forth in SCCB's Disclosure
               -----------------
Letter, no litigation, proceeding, controversy, claim or action before any court or governmental agency is pending against SCCB or any of its Subsidiaries and, to the best of SCCB's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

          (i)  Absence of Regulatory Actions.  Neither SCCB nor any of its
               -----------------------------
Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar written undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators"), or has adopted any board resolutions at the request of any Government Regulators, nor has it been advised by any Government Regulators that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar written undertaking.

     (j)  Taxes.  All federal, state, local and foreign tax returns required
          -----
to be filed by or on behalf of SCCB or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by SCCB or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on SCCB's balance sheet (in accordance with GAAP). For purposes of this Section 2.3(j), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of SCCB or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where SCCB or any of its Subsidiaries do not file tax returns that SCCB or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to SCCB or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on SCCB's balance sheet (in accordance with GAAP). Except as set forth in SCCB's Disclosure Letter, SCCB and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. SCCB and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and SCCB and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of

Chapter 61 of the Code and similar applicable state and local information reporting requirements. Neither SCCB nor any of its Subsidiaries (i) has made an election under Section 341(f) of the Code, (ii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form or (iii) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

          (k)  Agreements. (i)     Except for arrangements made in the
               ----------
ordinary course of business, and except as set forth in SCCB's Disclosure Letter, SCCB and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-B) to be performed after the date hereof that has not been filed with or incorporated by reference in SCCB's Reports. Except as disclosed in SCCB's Disclosure Letter, neither SCCB nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 60 days' or less notice, (B) agreement with any executive officer or other key employee of SCCB or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving SCCB or any of its Subsidiaries of the nature contemplated by this Agreement, (C) agreement with respect to any employee or director of SCCB or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than 60 days or for the payment of in excess of $20,000 per annum, (D) agreement or plan, including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (E) agreement containing covenants that limit the ability of SCCB or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, SCCB (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

               (ii) Except as set forth in SCCB's Disclosure Letter, neither SCCB nor any of its Subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

               (iii) SCCB and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses, and neither SCCB nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of SCCB and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

          (l)  Labor Matters.  Neither SCCB nor any of its Subsidiaries is or
               -------------
has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is SCCB or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel SCCB or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving SCCB or any of its Subsidiaries pending or, to SCCB's knowledge, threatened. SCCB and its Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors and are in compliance with applicable employment tax laws.

          (m)  Employee Benefit Plans.  SCCB's Disclosure Letter contains a
               ----------------------
complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of SCCB or any of its Subsidiaries (hereinafter collectively referred to as the "SCCB Employee Plans"). All of the SCCB Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code upon SCCB or any of its Subsidiaries. Neither SCCB nor any of its Subsidiaries has provided, or is required to provide, security to any SCCB Pension Plan or to any single-employer plan of an ERISA Affiliate (as defined under Section 4001(b)(1) of ERISA or Section 414 of the
Code) pursuant to Section 401(a)(29) of the Code. Neither SCCB, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980. Each SCCB Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "SCCB Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS"), and SCCB and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to SCCB's knowledge, threatened litigation, administrative action or proceeding relating to any SCCB Employee Plan. There has been no announcement or commitment by SCCB or any of its Subsidiaries to create an additional SCCB Employee Plan, or to amend any SCCB Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such SCCB Employee Plan; and, except as specifically identified in SCCB's Disclosure Letter, SCCB and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any SCCB Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code, or similar state laws, the cost of which is borne by the insured individuals. Except as disclosed in SCCB's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by SCCB or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the Code), increase or secure (by way of a trust or other vehicle) any benefits payable under any SCCB Employee Plan or accelerate the time of payment or vesting of any such benefit. With respect to each SCCB Employee Plan, SCCB has supplied to UFB a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such SCCB Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such SCCB Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such SCCB Employee Plan, if the SCCB Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such SCCB Employee Plan is an SCCB Pension Plan and any subsequent changes to the actuarial assumptions contained therein, and (F) the most recent determination letter issued by the IRS if such SCCB Employee Plan is an SCCB Qualified Plan.

          (n)  Title to Assets.  SCCB and each of its Subsidiaries has good and
               ---------------
marketable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, tradename or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer, other than property as to which it is lessee, in which case the related lease is valid and in full force and effect. Each lease pursuant to which SCCB or any of its Subsidiaries is lessor is valid and in full force and effect and no lessee under any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of SCCB and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by SCCB to be adequate for the current business of SCCB and its Subsidiaries.

          (o)  Compliance with Laws.  SCCB and each of its Subsidiaries has all
               --------------------
permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of SCCB, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of SCCB have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any federal or state regulatory authority having jurisdiction over insured depository institutions or their holding companies, the SEC, the NASD or any other SRO (each, a "Governmental Entity"). The businesses of SCCB and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

          (p)  Fees.  Other than financial advisory services performed for SCCB
               ----
by Trident Financial Corporation, Inc. pursuant to an agreement dated October 5, 1998, a true and complete copy of which has been previously delivered to UFB, neither SCCB nor any of its

Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for SCCB or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          (q)  Environmental Matters.  (i)    With respect to SCCB and each of
               ---------------------
its Subsidiaries:

               (A) Each of SCCB and its Subsidiaries, the Participation Facilities (as defined herein), and, to SCCB's knowledge, the Loan Properties (as defined herein) are, and have been, in substantial compliance with, and are not liable under, all Environmental Laws (as defined herein);

               (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to SCCB's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any Participation Facility
(x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

               (C) To SCCB's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or SCCB or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

               (D) To SCCB's knowledge, the properties currently owned or operated by SCCB or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

               (E) Neither SCCB nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

               (F) To SCCB's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by SCCB or any of its Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by SCCB or any of its Subsidiaries or any Participation Facility; and

               (G) To SCCB's knowledge, during the period of (l) SCCB's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (m) SCCB's or any of its Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To SCCB's knowledge, prior to the period of (x) SCCB's or any of its Subsidiaries' ownership or operation of any of their respective current properties or (y) SCCB's or any of its Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

               (ii) The following definitions apply for purposes of this Section 2.3(q): (w) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (x) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (y) "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes all federal, state and local laws, rules, regulations or requirements relating to the protection of the environment or health and safety, including, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material; and (z) "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

          (r)  Loan Portfolio; Allowance; Asset Quality.   (i)   With respect to
               ----------------------------------------
each loan owned by SCCB or its Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of SCCB:

               (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

               (B) neither SCCB nor any of its Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

               (C) SCCB or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or SCCB's applicable participation interest, as applicable), except as otherwise referenced on the books and records of SCCB;

               (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

               (E) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of SCCB;

               (F) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

               (G) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

               (ii) The allowance for possible losses reflected in SCCB's audited statement of condition at June 30, 1998 was, and the allowance for possible losses shown on the balance sheets in SCCB's Reports for periods ending after June 30, 1998 will be, adequate, as of the dates thereof, under generally accepted accounting principles applicable to stock banks consistently applied.

               (iii) SCCB's Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of SCCB and its Subsidiaries that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import, and SCCB and its Subsidiaries shall promptly after the end of any month inform UFB of any such classification arrived at any time after the date hereof. The other real estate owned ("OREO") included in any non-performing assets of SCCB or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

     (s)  Deposits.   None of the deposits of SCCB Bank is a "brokered"
          --------
deposit.

     (t)  Antitakeover Provisions Inapplicable.   SCCB and its Subsidiaries
          ------------------------------------
have taken all actions required to exempt SCCB, the Agreement and the Merger from any provisions of an antitakeover nature in their organization certificates and bylaws, and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

     (u)  Material Interests of Certain Persons.   Except as disclosed in
          -------------------------------------
SCCB's Proxy Statement for its 1998 Annual Meeting of Stockholders or in SCCB's Disclosure Letter, no officer or director of SCCB, or any "associate" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended ("Exchange Act")) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of SCCB or any of its Subsidiaries. No such interest has been created or modified since the date of the last regulatory examination of SCCB or its Subsidiaries.

     (v)  Insurance. SCCB and its Subsidiaries are presently insured, and
          ---------
since December, 1994, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by SCCB and its Subsidiaries are in full force and effect, SCCB and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

     (w)  Investment Securities; Borrowings.  (i) None of the investments
          ---------------------------------
reflected in the consolidated balance sheet of SCCB for the year ended June 30, 1998, and none of the investment securities held by it or any of its Subsidiaries since June 30,1998, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

          (ii) Except as set forth in SCCB's Disclosure Letter, neither SCCB nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

          (iii) Set forth in SCCB's Disclosure Letter is a true and complete list of SCCB's borrowed funds (excluding deposit accounts) as of the date hereof.

     (x)  Indemnification.  Except as provided in SCCB's Disclosure Letter,
          ---------------
applicable Delaware law, SCCB's Employment Agreements or the organization certificate or bylaws of SCCB and its Subsidiaries, neither SCCB nor any Subsidiary is a party to any indemnification agreement with any of its present, former or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of SCCB (a "Covered Person"), and, except as set forth in SCCB's Disclosure Letter, to the best knowledge of SCCB, there are no claims for which any Covered Person would be entitled to indemnification under the organization certificate or bylaws of SCCB or any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

     (y)  Books and Records.  The books and records of SCCB and its
          -----------------
Subsidiaries on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

     (z)  Corporate Documents.  SCCB has delivered to UFB true and complete
          -------------------
copies of its certificate of incorporation and bylaws and of SCCB Bank's organization certificate and bylaws. The minute books of SCCB and SCCB Bank constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders. The minute books of each of SCCB's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of each such Subsidiary.

     (aa) Tax Treatment of the Merger.  As of the date hereof, SCCB has no
          ---------------------------
knowledge of any fact or circumstance that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the Code.

     (bb) Beneficial Ownership of UFB Common Stock.  As of the date hereof,
          ----------------------------------------
SCCB beneficially owns no shares of UFB Common Stock and does not have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of UFB Common Stock.

     (cc) Year 2000 Matters.  SCCB has completed a review of its computer
          -----------------
systems to identify systems that could be affected by the "Year 2000" issue and reasonably believes it has identified all such Year 2000 problems. SCCB's management has developed and commenced implementation of a plan to respond to this issue which is designed to complete any required initial changes to its computer systems and to complete testing of those changes by June 30, 1999. Between the date of this Agreement and the Effective Time, SCCB shall use commercially practicable efforts to implement and/or continue to implement such plan. Year 2000 issues have not had, and are not reasonably expected to have, a Material Adverse Effect on SCCB or its Subsidiaries.

     Section 2.4.   Representations and Warranties of UFB.  Subject to
                    -------------------------------------
Sections 2.1 and 2.2, UFB represents and warrants to SCCB that, except as specifically disclosed in UFB's Disclosure Letter:

     (a)  Organization.  (i)   UFB is a corporation duly organized, validly
          ------------
existing and in good standing under the laws of the State of Delaware and is duly registered as a savings and loan holding company under the HOLA. UFB Bank is a federally-chartered savings bank duly organized, validly existing and in good standing under federal law. Each Subsidiary of UFB Bank, if any, is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of UFB and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (ii) UFB and each of its Subsidiaries has the requisite corporate power and authority, and is duly qualified and is in good standing, to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

          (iii) UFB's Disclosure Letter sets forth all of UFB's Subsidiaries and all entities (whether corporations, partnerships or similar organizations), including the corresponding percentage ownership, in which UFB owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each UFB's Subsidiary, as of such date, its jurisdiction of organization and the jurisdiction(s) wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. UFB owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of UFB other than UFB Bank is an "insured depository institution" as defined in the FDIA and the applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by UFB or any of its other Subsidiaries are fully paid, nonassessable and not subject to any preemptive rights and are owned by UFB or a Subsidiary of UFB free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

          (iv) The deposits of UFB Bank are insured by the FDIC to the extent provided in the FDIA.

     (b)  Capital Structure.  (i)  The authorized capital stock of UFB
          -----------------
consists of 2,500,000 shares of UFB Common Stock, par value $.01 per share, and 500,000 shares of preferred stock, par value $.01 per share ("UFB Preferred Stock"). As of the date of this Agreement, (A) 1,349,153 shares of UFB Common Stock were issued and outstanding, (B) no shares of UFB Preferred Stock were outstanding, (C) no shares of UFB Common Stock were reserved for issuance, except that 230,584 shares of UFB Common Stock were reserved for issuance pursuant to the UFB 1995 Stock-Option Plan ("UFB Option Plan") and (D) no shares of UFB Common Stock were held by UFB in its treasury or by its Subsidiaries.
The authorized capital stock of UFB Bank consists of 8,000,000 shares of common stock, par value $1.00 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this Agreement, 1,352,507 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned by UFB. All outstanding shares of capital stock of UFB and UFB Bank are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by UFB in its treasury or by its Subsidiaries, are free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable federal or state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares. UFB's Disclosure Letter sets forth a complete and accurate list of all options to purchase UFB Common Stock that have been granted pursuant to the UFB Option Plan, including the dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant.

          (ii)  No Voting Debt of UFB is issued or outstanding.

          (iii) As of the date of this Agreement, except for this Agreement and as set forth in UFB's Disclosure Letter, neither UFB nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating UFB or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of UFB or any of its Subsidiaries or obligating UFB or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of UFB or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of UFB or any of its Subsidiaries.

     (c)  Authority.   Each of UFB and UFB Bank has all requisite corporate
          ---------
power and authority to enter into this Agreement and the Plan of Bank Merger, respectively, and subject to approval of this Agreement by the requisite vote of UFB's stockholders and receipt of all required regulatory or governmental approvals, as contemplated by Section 5.1(b) of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and, subject to the approval of this Agreement by UFB's stockholders, the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate actions on the part of UFB and UFB Bank. This Agreement has been duly executed and delivered by UFB and constitutes a valid and binding obligation of UFB, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

     (d) Stockholder Approval.   The affirmative vote of a majority of the
         --------------------
outstanding shares of UFB Common Stock entitled to vote on this Agreement is the only vote of the stockholders of UFB required for approval of this Agreement and the consummation of the Merger and the related transactions contemplated thereby.

     (e) No Violations.  The execution, delivery and performance of this
         -------------
Agreement by UFB do not, and the consummation of the transactions contemplated hereby will not, constitute (i) assuming receipt of all Requisite Regulatory Approvals and requisite stockholder approvals, a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of UFB or any of its Subsidiaries, or to which UFB or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the certificate of incorporation or bylaws of UFB or the similar organizational documents of any of its Subsidiaries or (iii) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of UFB or any of its Subsidiaries, under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which UFB or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject and the consummation of the transactions (including the Bank Merger) contemplated hereby (exclusive of the effect of any changes effected pursuant to Section 1.7) will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (x) the approval of the holders of a majority of the outstanding shares of UFB Common Stock, (y) the Requisite Regulatory Approvals, and (z) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement. As of the date hereof, the executive officers of UFB know of no reason pertaining to UFB why any of the approvals referred to in this Section 2.4(e) should not be obtained without the imposition of any material condition or restriction described in the proviso to Section 5.1(b).

     (f)  Reports.   (i)       As of their respective dates, none of the
          -------
reports or other statements filed by UFB or UFB Bank on or subsequent to September 30, 1998 with the SEC, the FDIC and the OTS (collectively, "UFB's Reports"), contained, or will contain, any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of UFB included in

UFB's Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the SEC). Each of the consolidated statements of condition contained or incorporated by reference in UFB's Reports (including in each case any related notes and schedules) fairly presented, or will fairly present, as the case may be, (A) the financial position of the entity or entities to which it relates as of its date and each of the consolidated statements of operations, consolidated statements of cash flows and consolidated statements of changes in stockholders' equity, contained or incorporated by reference in UFB's Reports (including in each case any related notes and schedules), and (B) the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with GAAP, except as may be noted therein. UFB has made available to SCCB a true and complete copy of each of UFB's Reports filed with the SEC since September 30, 1998.

          (ii) UFB and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since April 1994 with (A) the OTS, (B) the SEC, (C) the NASD and (D) any other SRO, and have paid all fees and assessments due and payable in connection therewith.

     (g) Absence of Certain Changes or Events. Except as disclosed in UFB's
         ------------------------------------
Reports filed on or prior to the date of this Agreement, since September 30, 1998, (i) UFB and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) UFB and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any Material Adverse Effect with respect to UFB.

     (h) Absence of Claims. Except as set forth in UFB's Disclosure Letter, no
         -----------------
litigation, proceeding, controversy, claim or action before any court or governmental agency is pending against UFB or any of its Subsidiaries and, to the best of UFB's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

     (i) Absence of Regulatory Actions. Neither UFB nor any of its Subsidiaries
         -----------------------------
is a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar written undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from any Government Regulators, or has adopted any board resolutions at the request of any Government Regulators, nor has it been advised by any Governmental Regulators that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar written undertaking.

     (j) Taxes. All federal, state, local and foreign tax returns required to be
         -----
filed by or on behalf of UFB or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by UFB or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on UFB's balance sheet (in accordance with GAAP). For purposes of this Section 2.4(j), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of UFB or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where UFB or any of its Subsidiaries do not file tax returns that UFB or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to UFB or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on UFB's balance sheet (in accordance with GAAP). Except as set forth in UFB's Disclosure Letter, UFB and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. UFB and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and UFB and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Neither UFB nor any of its Subsidiaries (i) has made an election under Section 341(f) of the Code, (ii) has issued or assumed any obligation under Section 279 of the Code, any high yield discount obligation as described in Section 163(i) of the Code or any registration-required obligation within the meaning of Section 163(f)(2) of the Code that is not in registered form or (iii) is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

     (k)  Agreements.    (i)   Except for arrangements made in the ordinary
          ----------
course of business, and except as set forth in UFB's Disclosure Letter, UFB and its Subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-B) to be performed after the date hereof that has not been filed with or incorporated by reference in UFB's Reports. Except as disclosed in UFB's Reports, neither UFB nor any of its Subsidiaries is a party to an oral or written (A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on 60 days' or less notice, (B) agreement with any executive officer or other key employee of UFB or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving UFB or any of its Subsidiaries of the nature contemplated by this Agreement, (C) agreement with respect to any employee or director of UFB or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than 60 days or for the payment of in excess of $100,000 per annum, (D) agreement or plan, including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or (E) agreement containing covenants that limit the ability of UFB or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, UFB (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency).

          (ii) Except as set forth in UFB's Disclosure Letter, neither UFB nor any of its Subsidiaries is in default under or in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

          (iii) UFB and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses, and neither UFB nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of UFB and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

     (l) UFB Common Stock.  The shares of UFB Common Stock to be issued
         ----------------
pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

     (m) Labor Matters.  Neither UFB nor any of its Subsidiaries is or has
         -------------
ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is UFB or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel UFB or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is there any strike, other labor dispute or organizational effort involving UFB or any of its Subsidiaries pending or, to UFB's knowledge, threatened. UFB and its Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors and are in compliance with applicable employment tax laws.

     (n) Employee Benefit Plans. UFB's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of UFB or any of its Subsidiaries (hereinafter collectively referred to as the "UFB Employee Plans"). All of the UFB Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code upon UFB or any of its Subsidiaries. Neither UFB nor any of its Subsidiaries has provided, or is required to provide, security to any UFB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither UFB, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan" (as defined in Section 3(37) of ERISA), on or after September 26, 1980. Each UFB Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "UFB Qualified Plan") has received a favorable determination letter from the IRS, and UFB and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to UFB's knowledge, threatened litigation, administrative action or proceeding relating to any UFB Employee Plan. There has been no announcement or commitment by UFB or any of its Subsidiaries to create an additional UFB Employee Plan, or to amend any UFB Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such UFB Employee Plan; and, except as specifically identified in UFB's Disclosure Letter, UFB and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any UFB Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code, or similar state laws, the cost of which is borne by the insured individuals. Except as disclosed in UFB's Disclosure Letter, for the UFB Employee Plans listed in UFB's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by UFB or any of its Subsidiaries to any person which is an "excess parachute payment" (as defined in Section 280G of the Code), increase or secure (by way of a trust or other vehicle) any benefits payable under any UFB Employee Plan or accelerate the time of payment or vesting of any such benefit. With respect to each UFB Employee Plan, UFB has supplied to SCCB a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such UFB Employee Plan, including amendments thereto,
(C) each trust agreement, insurance contract or other funding arrangement relating to such UFB Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such UFB Employee Plan, if the UFB Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such UFB Employee Plan is an UFB Pension Plan and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such UFB Employee Plan is a UFB Qualified Plan.

     (o) Compliance with Laws.  UFB and each of its Subsidiaries has all
         --------------------
permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of UFB, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of UFB have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. The businesses of UFB and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity.

     (p)  Investment Securities; Borrowing.  (i)   Except for investments in
          --------------------------------
FHLB stock and pledges to secure FHLB borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the balance sheet of UFB Bank for the year ended September 30, 1998, and none of the investment securities held by UFB or any of its Subsidiaries since September 30, 1998 is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

          (ii) Except as set forth in UFB's Disclosure Letter, neither UFB nor any Subsidiary is a party to or has agreed to enter into any Derivatives Contract or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in UFB's Disclosure Letter or disclosed in UFB's Report filed on or prior to the date hereof.

          (iii) Set forth in UFB's Disclosure Letter is a true and complete list of UFB's borrowed funds (excluding deposit accounts) as of the date hereof.

     (q) Books and Records. The books and records of UFB and its Subsidiaries on
         -----------------
a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

     (r) Beneficial Ownership of SCCB Common Stock.  As of the date hereof,
         -----------------------------------------
UFB beneficially owns no shares of SCCB Common Stock and does not have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of SCCB Common Stock.

     (s) Tax Treatment of the Merger.  As of the date hereof, UFB has no
         ---------------------------
knowledge of any fact or circumstance that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the Code.

     (t) Year 2000 Matters. UFB has completed a review of its computer systems
         -----------------
to identify systems that could be affected by the "Year 2000" issue and reasonably believes it has identified all Year 2000 problems. UFB's management has developed and commenced implementation of a plan to respond to this issue which is designed to complete any required initial changes to its computer systems and to complete testing of those changes by June 30, 1999. Between the date of this Agreement and the Effective Time, UFB shall use commercially practicable efforts to implement and/or continue to undertake such plan. Year 2000 issues have not had, and are not reasonably expected to have, a Material Adverse Effect on UFB or its Subsidiaries.

                                  ARTICLE III

                          Conduct Pending the Merger
                          --------------------------

     Section 3.1.   Conduct of SCCB's Business Prior to the Effective Time.
                    ------------------------------------------------------
Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, SCCB shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; (iii) take no action which would adversely affect or delay the ability of SCCB or UFB to perform their respective covenants and agreements on a timely basis under this Agreement; (iv) take no action which would adversely affect or delay the ability of SCCB, SCCB Bank, UFB or UFB Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on SCCB or SCCB Bank.

     Section 3.2. Forbearance by SCCB. Without limiting the covenants set forth
                  -------------------
in Section 3.1 hereof, except as otherwise provided in this Agreement and except to the extent required by law or regulation or any Government Regulators, during the period from the date of this Agreement to the Effective Time, SCCB shall not, and shall not permit any of its Subsidiaries to, without the prior consent of UFB, which consent shall not be unreasonably withheld:
     (a) change any provisions of the certificate of incorporation or bylaws of SCCB or the similar governing documents of its Subsidiaries;

     (b) issue any shares of capital stock or change the terms of any outstanding stock options or warrants or issue, grant or sell any option, warrant, call, commitment, stock appreciation right, right to purchase or agreement of any character relating to the authorized or issued capital stock of SCCB except pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement in the ordinary course of business and consistent with past practice;

     (c) make, declare or pay any cash or stock dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, other than
the $.34 regular semi-annual cash dividend payable by SCCB.    As promptly as
practicable following the semi-annual dividend payment for the period ending June 30, 1999, SCCB shall pay a quarterly cash dividend of $.17 per share, and, the Board of Directors of SCCB shall cause its quarterly dividend record dates and payment dates to be the same as UFB's regular quarterly dividend record dates and payment dates for UFB Common Stock, and except as provided above, thereafter SCCB shall not change its regular dividend payment dates and record dates without the prior written consent of UFB. In no event, will SCCB's dividends exceed the amount that would have been payable under its semi-annual dividend schedule. Nothing contained in this Section 3.2(c) or in any other Section of this Agreement shall be construed as to permit SCCB shareholders to receive two dividends from either SCCB or from SCCB and UFB in any quarter or, subject to the following sentence, to deny the SCCB shareholders the right to receive one regular dividend in a quarter. Nothing contained in this Section 3.2(c) or in any other Section of this Agreement shall be construed as to permit SCCB to pay in any given period a dividend that exceeds its earnings for that quarter or semi-annual period. Subject to applicable regulatory restrictions, if any, SCCB Bank may pay a cash dividend that is, in the aggregate, sufficient to fund any dividend by SCCB permitted hereunder;

     (d) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary of SCCB or cancel, release or assign any indebtedness of any such individual, corporation or other entity, except pursuant to contracts or agreements in force at the date of this Agreement and which have been disclosed to UFB;

     (e) except to the extent required by law or as disclosed in Section 3.2(e) of SCCB's Disclosure Letter or specifically provided for elsewhere herein, increase in any manner the compensation or fringe benefits of any of its employees or directors, other than general increases in compensation for employees in the ordinary course of business consistent with past practice that do not cause the annualized compensation of any of SCCB's employees following such increase to exceed by more than 2% the total annual compensation expenses of SCCB with respect to such person for the twelve month period ended March 31,1999 and other than promotions of non-officer employees as a result of enhanced job classification and duties, made in the ordinary course of business which results in an increase in the compensation thereof so long as such increase does not cause the annual rate of such individual's compensation to increase by more than 10% of such person's compensation at March 31, 1999; pay, unless approved in advance by UFB, any reasonable "stay in place" pay where necessary or appropriate to retain key employees; pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to fund or otherwise establish any trust or account related to any SCCB Employee Plan (as defined in Section 2.3(m)) with or for the benefit of any employee or director; voluntarily accelerate the vesting of any stock options or other compensation or benefit; make any discretionary contribution to any Employee Plan other than payments with respect to the 401(k) plan or for the ESOP loan consistent with past practices; hire any employee with an annual total compensation payment in excess of $20,000 or enter into any employment contract; terminate or increase the costs to SCCB or any Subsidiary of any Employee Plan;

     (f) except as contemplated by Section 4.2, change its method of accounting as in effect at June 30, 1998, except as required by changes in GAAP as concurred in by SCCB's independent auditors;

     (g) settle any claim, action or proceeding involving any liability of SCCB or any of its Subsidiaries for money damages in excess of $25,000 or impose material restrictions upon the operations of SCCB or any of its Subsidiaries;

     (h) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to SCCB, except in satisfaction of debts previously contracted;

     (i) except pursuant to commitments existing at the date hereof which have previously been disclosed to UFB, make any real estate loans secured by undeveloped land or real estate located outside the State of South Carolina (other than real estate secured by one-to-four family homes) or make any construction loan (other than construction loans secured by one-to-four family homes) outside the State of South Carolina;

     (j) establish or commit to the establishment of any new branch or other office facilities other than those for which all regulatory approvals have been obtained except as disclosed in the SCCB Disclosure Schedule;

     (k) take any action that would prevent or impede the Merger from qualifying as a tax-free reorganization under the Code;

     (l) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $10,000 and other than investments for SCCB's portfolio made in accordance with Section 3.2(m), make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

     (m) make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than US Government and US Government agency securities with final maturities not greater than five years, mortgage-backed or mortgage related securities which would not be considered "high risk" securities pursuant to Thrift Bulletin Number 52 issued by the OTS or securities of the Federal Home Loan Bank ("FHLB"), in each case that are purchased in the ordinary course of business consistent with past practice;

     (n) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $20,000 per annum and other than contracts or agreements covered by Section 3.2(o);

     (o) make, grant or purchase any loan or commitment to lend in excess of $10,000 to any individual borrower, unless such loan is fully secured by real estate, personal property or liquid collateral and conforms in all material respects with the Bank's existing loan policy. The Bank is also permitted to renew currently outstanding loans or amounts above $10,000 provided the loan has a satisfactory payment history and the renewal is not in excess of the original loan principal amount;

     (p) incur any additional borrowings beyond those set forth in the SCCB Disclosure Schedule other than short-term (six months or less) FHLB borrowings and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of SCCB or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder. Deposits shall not be deemed to be borrowings within the meaning of this paragraph;

     (q) make any capital expenditures in excess of $10,000 per expenditure other than pursuant to binding commitments existing on the date hereof disclosed in the SCCB Disclosure Schedule, other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

     (r) organize, capitalize, lend to or otherwise invest in any Subsidiary, or invest in or acquire any equity or voting interest in any firm, corporation or business enterprise (other than securities of the FHLB that are purchased in the ordinary course of business consistent with past practice);

     (s) elect to the Board of Directors of SCCB or, except as disclosed in SCCB's Disclosure Letter, to any office any person who is not a member of the Board of Directors of SCCB or an officer of SCCB as of the date of this Agreement;

     (t) accept any proposed deposits by any municipality or government agency the terms of which exceed 90 days; or

     (u) agree or make any commitment to take any action that is prohibited by this Section 3.2.

     In the event that UFB does not respond in writing to SCCB within three business days of receipt by UFB of a written request for SCCB to engage in any of the actions for which UFB's prior written consent is required pursuant to this Section 3.2, UFB shall be deemed to have consented to such action. Any request by SCCB or response thereto by UFB shall be made in accordance with the notice provisions of Section 8.7, shall note that it is a request pursuant to this Section 3.2 and shall state that a failure to respond within three business days shall constitute consent.

     Section 3.3.   Conduct of UFB's Business Prior to the Effective Time.
                    -----------------------------------------------------
Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, UFB shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (i) conduct its business in the regular, ordinary and usual course consistent with past practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; (iii) take no action which would materially adversely affect or delay the ability of SCCB or UFB to perform their respective covenants and agreements on a timely basis under this Agreement; and (iv) take no action which would adversely affect or delay the ability of SCCB, UFB, SCCB Bank or UFB Bank to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction.

                                  ARTICLE IV

                                   Covenants
                                   ---------

          Section 4.1.   Acquisition Proposals.  From and after the date hereof
                         ---------------------
until the termination of this Agreement, neither SCCB or SCCB Bank, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by SCCB or any of its subsidiaries), will, directly or indirectly, initiate, solicit, encourage (including by way of furnishing non-public information or assistance), or facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and SCCB shall notify UFB orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters and if such inquiry or proposal is in writing, SCCB shall deliver to UFB a copy of such inquiry or proposal promptly; provided, however, that nothing contained in this Section 4.1 shall prohibit the Board of Directors of SCCB from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal, to acquire SCCB pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of SCCB receives a written opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to SCCB's stockholders, (B) the Board of Directors of SCCB, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of SCCB to comply with its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal") and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, SCCB (x) provides reasonable notice to UFB to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form; (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (iii) failing to make or withdrawing or modifying its recommendation and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of SCCB, after consultation with and based upon the advice of independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of SCCB to comply with its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving SCCB or any of its subsidiaries
(i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of SCCB or SCCB Bank, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of SCCB or the filing of a registration statement under the Securities Act in connection therewith or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      Section 4.2.  Certain Policies of SCCB.
                    ------------------------

     (a) At the request of UFB, SCCB shall cause SCCB Bank to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices after the date on which all Requisite Regulatory Approvals and stockholder approvals are received, and after receipt of written confirmation from UFB that it is not aware of any fact or circumstance that would prevent completion of the Merger, and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of UFB Bank; provided, however, that SCCB shall not be required to take such action more than five business days prior to the Effective Date; and provided, further , that such policies and procedures are not prohibited by GAAP or any applicable laws and regulations.

     (b) SCCB's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.2. UFB agrees to hold harmless, indemnify and defend SCCB and its Subsidiaries, and their respective directors, officers and employees, for any loss, claim, liability or other damage caused by or resulting from compliance with this Section 4.2.

      Section 4.3.  Access and Information.
                    ----------------------

     (a) Upon reasonable notice, SCCB shall (and shall cause its Subsidiaries to) afford to UFB and its representatives (including, without limitation, directors, officers and employees of UFB and its affiliates and counsel, accountants and other professionals retained by UFB) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as UFB may reasonably request; provided, however, that no investigation pursuant to this Section 4.3 shall affect or be deemed to modify any representation or warranty made herein. In furtherance, and not in limitation of the foregoing, SCCB shall make available to UFB all information necessary or appropriate for the preparation and filing of all real property and real estate transfer tax returns and reports required by reason of the Merger or the Bank Merger. UFB will make available to SCCB (i) such updated financial and business information as SCCB may reasonably request and (ii) other information as reasonably necessary for SCCB to prepare and file a Proxy Statement-Prospectus as contemplated by Section 4.9. UFB will not, and will cause its representatives not to, use any information obtained pursuant to this Section
4.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, UFB will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section
4.3 unless such information (i) was already known to UFB or an affiliate of UFB, other than pursuant to a confidentiality agreement or other confidential relationship; (ii) becomes available to UFB or an affiliate of UFB from other sources not known by UFB to be bound by a confidentiality agreement or other obligation of secrecy; (iii) is disclosed with the prior written approval of UFB or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, UFB shall promptly cause all copies of documents or extracts thereof containing information and data as to SCCB hereto (or an affiliate of SCCB) to be returned to SCCB.

     (b) During the period of time beginning on the day application materials for the Bank Merger are initially filed with the OTS (but in no event earlier than 30 days prior to the Effective Time) and continuing to the Effective Time, including weekends and holidays, SCCB shall cause SCCB Bank to provide UFB, UFB Bank and their authorized agents and representatives full access to SCCB Bank's offices after normal business hours for the purpose of installing necessary wiring and equipment (at UFB's expense) to be utilized by UFB Bank after the Effective Time; provided, that:

          (i) reasonable advance notice of each entry shall be given to SCCB Bank and SCCB Bank approves of each entry, which approval shall not be unreasonably withheld;

          (ii) SCCB Bank shall have the right to have its employees or contractors present to inspect the work being done;

          (iii) to the extent practicable, such work shall be done in a manner that will not interfere with SCCB Bank's business conducted at any affected branch offices;

          (iv) all such work shall be done in compliance with all applicable laws and government regulations, and UFB Bank shall be responsible for the procurement, at UFB Bank's expense, of all required governmental or administrative permits and approvals;

          (v) UFB Bank shall maintain appropriate insurance satisfactory to SCCB Bank in connection with any work done by UFB Bank's agents and representatives pursuant to this Section 4.3;

          (vi) UFB Bank shall reimburse SCCB Bank for any material out-of-pocket costs or expenses incurred by SCCB Bank in connection with this undertaking; and

          (vii)  in the event this Agreement is terminated in accordance with
Article VI hereof, UFB Bank, within a reasonable time period and at its sole cost and expense, will pay SCCB for the restoration of such offices to their condition prior to the commencement of any such installation.

     Section 4.4.   Certain Filings, Consents and Arrangements.   UFB and SCCB
                    ------------------------------------------
shall (a) as soon as practicable (and in any event within 45 days after the date hereof) make, or cause to be made, any filings and applications and provide any notices required to be filed or provided in order to obtain all approvals, consents and waivers of governmental authorities and third parties necessary or appropriate for the consummation of the transactions contemplated hereby; (b) cooperate with one another in promptly (i) determining what filings and notices are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal or state law or regulation or under any relevant agreement or other document and (ii) making any such filings and notices, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers; and (c) deliver to the other copies of the publicly available portions of all such filings, notices and applications promptly after they are filed.

     Section 4.5. Antitakeover Provisions. SCCB and its Subsidiaries shall take
                  -----------------------
all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document (i) to exempt or continue to exempt UFB, the Agreement, the Merger and the Bank Merger from any provisions of an antitakeover nature in SCCB's or its Subsidiaries' organization certificates and bylaws and the provisions of any federal or state antitakeover laws, and (ii) upon the request of UFB, to assist in any challenge to the applicability to the Agreement, the Merger or the Bank Merger of any federal or state antitakeover laws.

     Section 4.6. Additional Agreements. Subject to the terms and conditions
                  ---------------------
herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Bank Merger, as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

     Section 4.7.   Publicity.   The initial press release announcing this
                    ---------
Agreement shall be a joint press release and thereafter SCCB and UFB shall consult with each other in issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

     Section 4.8. Stockholders Meetings. UFB and SCCB shall take all action
                  ---------------------
necessary, in accordance with applicable law and their respective corporate documents, to convene a meeting of their respective stockholders (each, a "Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of the transactions provided for in this Agreement. Except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties as advised by such Board's counsel, the Board of Directors of each of UFB and SCCB shall (a) recommend at its Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement and (b) use its best efforts to solicit such approvals. UFB and SCCB, in consultation with each other, shall each employ professional proxy solicitors to assist in contacting stockholders in connection with soliciting favorable votes on the Merger. UFB and SCCB shall coordinate and cooperate with respect to the timing of their respective Stockholder Meetings.

     Section 4.9.   Proxy Statements; Comfort Letters.  (i) As soon as
                    ---------------------------------
practicable after the date hereof, UFB and SCCB shall cooperate with respect to the preparation of a Proxy Statement-Prospectus for the purpose of taking stockholder action on the Merger and this Agreement and file the Proxy Statement-Prospectus with the SEC, respond to comments of the staff of the SEC and, promptly after the Registration Statement is declared effective by the SEC, mail the Proxy Statement-Prospectus to the respective holders of record (as of the applicable record date) of shares of voting stock of each of SCCB and UFB. UFB and SCCB each covenants to the other that the Proxy Statement-Prospectus, and any amendment or supplement thereto, with respect to the information pertaining to it or its Subsidiaries at the date of mailing to its stockholders and the date of its Stockholder Meeting will be in compliance with the Exchange Act and all relevant rules and regulations of the SEC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) UFB shall cause Elliott, Davis & Company, LLP, its independent public accounting firm, to deliver to SCCB, and SCCB shall cause Crisp Hughes Evans LLP, its independent public accounting firm, to deliver to UFB and to its officers and directors who sign the Registration Statement for this transaction, a "comfort letter" or "agreed upon procedures" letter, in the form customarily issued by such accountants at such time in transactions of this type, dated (a) the date of the mailing of the Proxy Statement-Prospectus for the Stockholders Meeting of SCCB and the date of mailing of the Proxy Statement for the Stockholders Meeting of UFB, respectively, and (b) a date not earlier than five business days preceding the date of the Closing (as defined in Section 7.1).

     Section 4.10. Registration of UFB Common Stock.
                   --------------------------------

     (a) UFB shall, as promptly as practicable following the preparation thereof, file the Registration Statement (including any pre-effective or post-effective amendments or supplements thereto) with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement, and UFB and SCCB shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. UFB will advise SCCB promptly after UFB receives notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. UFB will provide SCCB with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as SCCB may reasonably request.

     (b) UFB shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

     (c) UFB shall use its best efforts to list, prior to the Effective Time, on the Nasdaq SmallCap or on such other exchange as UFB Common Stock shall then be trading, subject only to official notice of issuance, the shares of UFB Common Stock to be issued by UFB in exchange for the shares of SCCB Common Stock.

     Section 4.11. Affiliate Letters. Promptly, but in any event within two
                   -----------------
weeks after the execution and delivery of this Agreement, SCCB shall deliver to UFB a letter identifying all persons who, to the knowledge of SCCB, may be deemed to be "affiliates" of SCCB under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of SCCB. Within two weeks after delivery of such letter, SCCB shall deliver executed letter agreements, each substantially in the form attached hereto as Exhibit B, executed by each such person so identified as an affiliate of SCCB agreeing (a) to comply with Rule 145 and (b) to be present in person or by proxy and vote in favor of the Merger at SCCB's Stockholders Meeting.

     Section 4.12. Notification of Certain Matters. Each party shall give prompt
                   -------------------------------
notice to the others of: (a) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (b) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Event. Each of SCCB and UFB shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

      Section 4.13.  Employees, Directors and Officers.
                     ---------------------------------

     (a) All persons who are employees of SCCB Bank immediately prior to the Effective Time (SCCB's Employees) and whose employment is not specifically terminated at or prior to the Effective Time (a "Continuing Employee") shall, at the Effective Time, become employees of UFB or UFB Bank, respectively; provided, however, that in no event shall any of SCCB's Employees be officers of UFB or UFB Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of UFB or UFB Bank. All of SCCB's Employees who remain following the Effective Date shall be employed at the will of UFB or UFB Bank. No contractual right to employment shall inure to such employees because of this Agreement. Subject to paragraph (e) of this Section 4.13, no employee of SCCB will become a contractual employee of UFB or UFB Bank unless such contract is in writing and executed by the President or Chief Executive Officer of UFB or UFB Bank.

     (b) Except as provided in paragraph (c) of this Section 4.13, appropriate steps shall be taken to terminate all SCCB Employee Plans as of the Effective Time or as promptly as practical thereafter. Except as provided in paragraph (c) of this Section 4.13, immediately following the Effective Time, each Continuing Employee shall be eligible to participate in UFB Employee Plans, on the same basis as any newly-hired employee of UFB or UFB Bank (it being understood that inclusion of Continuing Employee in UFB Employee Plans may occur at different times with respect to different plans); provided, however, that with respect to each UFB Employee Plan for purposes of determining eligibility to participate and vesting, service with SCCB or SCCB Bank shall be treated as service with UFB or UFB Bank. Such service shall also apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitation with respect to any UFB or UFB Bank welfare benefit plan.

     (c) As of the Effective Time, each SCCB Employee who is a participant in the SCCB 401(k) Plan (the "SCCB 401(k) Plan") shall become fully vested in his or her account balance in the SCCB 401(k) Plan and the SCCB 401(k) Plan will either be merged into the UFB Bank's 401(k) Savings Plan (the "UFB Bank 401(k) Plan") effective as of a date following the Effective Time selected by UFB Bank or, if so elected by UFB Bank, terminated immediately prior to, on, or after the Effective Time. The determination as to whether the SCCB 401(k) Plan shall be terminated or merged into the UFB Bank 401(k) Plan shall be made by UFB Bank. Effective as of the date of the merger of the SCCB 401(k) Plan into the UFB 401(k) Plan or the termination of the SCCB 401(k) Plan (or the Effective Time, if subsequent to such termination), SCCB Employees who are then participating in the SCCB 401(k) Plan shall become participants in the UFB Bank 401(k) Plan.

     (d) At or immediately prior to the Effective Time, the SCCB Employee Stock Ownership Plan ("ESOP") shall be terminated on such terms and conditions as SCCB shall determine, and the loan between SCCB and the ESOP shall be repaid in full from the Cash Consideration received for unallocated shares of SCCB Common Stock held by the ESOP (or, if such amount is insufficient to repay the loan, through the sale of a sufficient number of shares of UFB Common Stock) upon the conversion pursuant to the Merger of such shares of SCCB Common Stock held by the ESOP. Any remaining Cash Consideration or UFB Common Stock received for such unallocated shares after such repayment shall be allocated to the ESOP accounts of those SCCB or SCCB Bank employees who are ESOP participants and beneficiaries (the "ESOP Participants") in accordance with the terms of the ESOP as amended with respect to such termination and as in effect on the Effective Time. All ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the ESOP determined as of the Effective Time. As soon as practicable after the receipt of a favorable determination letter from the IRS as to the tax qualified status of the ESOP upon its termination under Section 401(a) and 4975(e) of the Code, distributions of the benefits under the ESOP shall be made to the ESOP Participants in accordance with the provisions of the ESOP.

     (e) All unvested shares of restricted stock awarded under the SCCB RRP shall, as of the Effective Time, become vested pursuant to the terms of the SCCB RRP and converted into the right to receive the Merger Consideration. At the Effective Time, the SCCB RRP shall be deemed terminated.

     (f) At the Effective Time, UFB shall enter into an employment agreement with Alan W. Pullen, substantially in the form attached hereto as Exhibit C, in consideration for Mr. Pullen's agreement to the cancellation of his employment agreement and supplemental executive agreement and the waiver of any rights, including the change in control provisions of such agreements and any payments due under such agreements following the Merger or as a result of the Merger.

     (g) UFB and UFB Bank shall cause their respective Boards of Directors to each be increased to allow for the appointment of Philip C. Wilkins, John S. McMeekin, and Quay McMaster. The term for Mr. McMaster on each of the respective boards shall expire in the year 2000. Messrs. Wilkins and McMeekin shall be appointed to respective classes as shall be mutually determined.

     Section 4.14. Indemnification; Directors' and Officers' Insurance.
                   ---------------------------------------------------

     (a) From and after the Effective Time through the sixth anniversary of the Effective Date, UFB agrees to indemnify and hold harmless each present and former director and officer of SCCB and its Subsidiaries and each officer or employee of SCCB and its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at SCCB's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent such Indemnified Party would have been indemnified as a director, officer or employee of SCCB and its Subsidiaries and as then permitted under applicable law.

     (b) Any Indemnified Party wishing to claim indemnification under Section 4.14(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify UFB thereof, but the failure to so notify shall not relieve UFB of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation, (i) UFB shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and UFB shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if UFB does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between UFB and the Indemnified Party (and counsel for UFB does not disagree), the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and UFB shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; provided, however, that UFB shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) UFB shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

     (c) UFB shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 4.14 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

     (d) UFB shall use reasonable efforts (i) to obtain, after the Effective Time, directors' and officers' liability insurance coverage for the officers and directors of SCCB, and (ii) either (A) to cause any individual who had served as an officer or director of SCCB or the SCCB Subsidiaries at any time during the three years before the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policies maintained by UFB, or to (B) substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous than the policies previously maintained by SCCB and SCCB Subsidiaries, respectively, with respect to acts or omissions occurring before the Effective Time that were committed by such officers and directors in their capacity as such.

     Section 4.15. Tax-Free Reorganization Treatment. Prior to the Effective
                   ---------------------------------
Time, neither UFB nor SCCB shall intentionally take, fail to take, or cause to be taken or not taken, or cause or permit any of their respective Subsidiaries to take, fail to take, or cause to be taken or not taken, any action within its control that would disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code. Subsequent to the Effective Time, UFB shall not take any action within its control that would disqualify the Merger as a reorganization under the Code.

                                   ARTICLE V

                          Conditions to Consummation
                          --------------------------

     Section 5.1. Conditions to Each Party's Obligations. The respective
                  --------------------------------------
obligations of each party to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

     (a) this Agreement shall have been approved by the requisite vote of SCCB's stockholders and UFB's stockholders in accordance with applicable laws and regulations;

     (b) the Requisite Regulatory Approvals and any necessary regulatory consents and waivers with respect to this Agreement and the transactions contemplated hereby shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired; and all other consents, waivers and approvals of any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on SCCB and its Subsidiaries taken as a whole or (ii) on UFB and its Subsidiaries taken as a whole. None of the approvals or waivers referred to herein shall contain any term or condition which would have a Material Adverse Effect on (x) SCCB and its Subsidiaries taken as a whole or (y) UFB and its Subsidiaries taken as a whole;

     (c) no party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger, the Bank Merger or any other transactions contemplated by this Agreement;

     (d) no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger, the Bank Merger or any other transactions contemplated by this Agreement;

     (e) the Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained;

     (f)  [Reserved]

     (g) UFB shall have received the letter agreement referred to in Section
4.11 from each affiliate of SCCB; and

     (h) UFB shall have caused to be listed on the Nasdaq SmallCap Market, or on such other market on which shares of UFB Common Stock shall then be trading, subject only to official notice of issuance, the shares of UFB Common Stock to be issued by UFB in exchange for the shares of SCCB Common Stock.

     Section 5.2.   Conditions to the Obligations of UFB and UFB Bank.  The
                    -------------------------------------------------
obligations of UFB and UFB Bank to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by UFB:

     (a) each of the obligations of SCCB and SCCB Bank, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of SCCB and SCCB Bank contained in this Agreement shall be true and correct, subject to Sections 2.1 and 2.2, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). UFB shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of SCCB;

     (b) all action required to be taken by, or on the part of, SCCB and SCCB Bank to authorize the execution, delivery and performance of this Agreement and the consummation by SCCB and SCCB Bank of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of SCCB or SCCB Bank, as the case may be, and UFB shall have received certified copies of the resolutions evidencing such authorization;

     (c) SCCB shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in Section 5.1(b)) whose consent or approval shall be required in order to permit the succession by the surviving corporation pursuant to the Merger to any obligation, right or interest of SCCB or its Subsidiaries under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which SCCB or its Subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on UFB (after giving effect to the consummation of the transactions contemplated hereby) or upon the consummation of the transactions contemplated hereby;

     (d) UFB shall have received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence and good standing of SCCB and its Subsidiaries;

     (e) UFB shall have received an opinion of Muldoon, Murphy & Faucette LLP, counsel to UFB, dated as of the Effective Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to UFB, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

          (i) No gain or loss will be recognized by UFB, UFB Bank, SCCB or SCCB Bank as a result of the Merger;

          (ii) Except to the extent of any Cash Consideration, no gain or loss will be recognized by the stockholders of SCCB who exchange their SCCB Common Stock for UFB Common Stock pursuant to the Merger;

          (iii) The tax basis of UFB Common Stock received by stockholders who exchange their SCCB Common Stock for UFB Common Stock in the Merger will be the same as the tax basis of SCCB Common Stock surrendered pursuant to the Merger reduced by any amount allocable to a fractional share interest for which cash is received and increased by any gain recognized on the exchange; and

          (iv) The holding period of UFB Common Stock received by each stockholder in the Merger will include the holding period of SCCB Common Stock exchanged therefor, provided that such stockholder held such SCCB Common Stock as a capital asset on the Effective Date.

     Such opinion may be based on, in addition to the review of such matters of fact and law as Muldoon, Murphy & Faucette LLP considers appropriate, (x) representations made at the request of Muldoon, Murphy & Faucette LLP by UFB, UFB Bank, SCCB, SCCB Bank, stockholders of UFB or SCCB, or any combination of such persons and (y) certificates provided at the request of Muldoon, Murphy & Faucette LLP by officers of UFB, UFB Bank, SCCB, SCCB Bank and other appropriate persons.

     (f) At the Effective Time, Dissenters' Shares shall not constitute more than 10% of the outstanding shares of SCCB Common Stock.

     Section 5.3. Conditions to the Obligations of SCCB and SCCB Bank. The
                  ---------------------------------------------------
obligations of SCCB and SCCB Bank to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by SCCB:

     (a) each of the obligations of UFB and UFB Bank, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of UFB and UFB Bank contained in this Agreement shall be true and correct, subject to Sections 2.1 and 2.2, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). SCCB shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of UFB;

     (b) all action required to be taken by, or on the part of, UFB and UFB Bank to authorize the execution, delivery and performance of this Agreement and the consummation by UFB and UFB Bank of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of UFB or UFB Bank, as the case may be, and SCCB shall have received certified copies of the resolutions evidencing such authorization;

     (c) UFB shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in Section 5.1(b)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which UFB or its Subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material

Adverse Effect on UFB (after giving effect to the transactions contemplated hereby) or upon the consummation of the transactions contemplated hereby;

     (d) SCCB shall have received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence and good standing of UFB and its Subsidiaries;

     (e) SCCB shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., counsel to SCCB, dated as of the Effective Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to SCCB, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

          (i) No gain or loss will be recognized by UFB, UFB Bank, SCCB or SCCB Bank as a result of the Merger;

          (ii) Except to the extent of any Cash Consideration, no gain or loss will be recognized by the stockholders of SCCB who exchange their SCCB Common Stock for UFB Common Stock pursuant to the Merger;

          (iii) The tax basis of UFB Common Stock received by stockholders who exchange their SCCB Common Stock for UFB Common Stock in the Merger will be the same as the tax basis of SCCB Common Stock surrendered pursuant to the Merger reduced by any amount allocable to a fractional share interest for which cash is received and increased by any gain recognized on the exchange; and

          (iv) The holding period of UFB Common Stock received by each stockholder in the Merger will include the holding period of SCCB Common Stock exchanged therefor, provided that such stockholder held such SCCB Common Stock as a capital asset on the Effective Date.

     Such opinion may be based on, in addition to the review of such matters of fact and law as Luse Lehman Gorman Pomerenk & Schick, P.C. considers appropriate, (x) representations made at the request of Luse Lehman Gorman Pomerenk & Schick, P.C. by UFB, UFB Bank, SCCB, SCCB Bank, stockholders of UFB or SCCB, or any combination of such persons and (y) certificates provided at the request of Luse Lehman Gorman Pomerenk & Schick, P.C. by officers of UFB, UFB Bank, SCCB and other appropriate persons.

                                  ARTICLE VI

                                  Termination
                                  -----------

     Section 6.1. Termination.  This Agreement may be terminated, and the Merger
                 -----------
abandoned, at or prior to the Effective Date, either before or after its approval by the stockholders of SCCB:

     (a) by the mutual consent of UFB and SCCB in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;

     (b) by UFB or SCCB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of the failure of the stockholders of SCCB or UFB to approve the Agreement at its respective Stockholder Meeting called to consider such approval;

     (c) by UFB or SCCB, by written notice to the other party, if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been denied or
(ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement;

     (d) by UFB or SCCB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by March 31, 2000 ("Initial Termination Date"); unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

     (e) by UFB or SCCB, if the Board of Directors of SCCB does not publicly recommend in the Proxy Statement that SCCB's stockholders approve and adopt this Agreement or if, after recommending in the Proxy that stockholders approve and adopt this Agreement, the Board of Directors of UFB or SCCB shall have withdrawn, modified or amended such recommendation in any respect materially adverse to the other party; or

     (f) by UFB or SCCB by written notice to the other party, in the event that there has occurred since the date of this Agreement an event, condition, change or occurrence which, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect on SCCB or UFB, as the case may be; provided that the party seeking termination shall have given the other party thirty (30) calendar days' prior written notice of such termination, and the other party shall not have remedied such event, condition, change or occurrence by the end of such thirty-day period; or

     (g) by UFB or SCCB (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or (ii) subject to Sections 2.2(a) and (b), any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement, the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a

Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party.

     (h) by SCCB, upon two (2) days' prior notice to UFB, if, as a result of a tender offer by a party other than UFB or its affiliates or any written offer or proposal with respect to a merger, share exchange, sale of a material portion of its assets or other business combination (each, a "Business Combination
                                                   --------------------
Proposal") by a party other than UFB or its affiliates, the Board of Directors
--------
of SCCB determines in good faith that its fiduciary obligations under applicable law require that such Business Combination Proposal be accepted; provided, however, that:

          (i) the Board of Directors of SCCB shall have been advised in an opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and notwithstanding all concessions that may be offered by UFB in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and

          (ii) before any such termination, SCCB shall, and shall cause its financial and legal advisors to, negotiate with UFB for three (3) calendar days to make such adjustments in the terms and conditions of this Agreement as would enable SCCB to proceed with the transactions contemplated herein on such adjusted terms.


     Section 6.2    Termination Fee:  Expenses.
                    ---------------------------

     (a) Termination Fee. If this Agreement is terminated at such time that this
         ---------------
Agreement is terminable pursuant to Section 6.1(g), then the breaching party shall promptly (but no later than five (5) business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented-out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $125,,,000; provided, however, that, if this Agreement is terminated by a party as a result of a willful breach by the other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its documented out-of-pocket expenses and fees (which shall be paid as specified above and shall not be limited to $125, , ,000), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity.

     (b) Expenses.  The parties agree that the agreements contained in this
         ---------
Section 6.2 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to any other party any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate as published in the Wall Street Journal (Eastern Edition) from the date such fee was required to be paid.

     If SCCB terminates this Agreement pursuant to Section 6.1(h), SCCB shall promptly (but no later than five (5) business days after receipt of notice from UFB) pay UFB in cash an amount equal to $500,000.00.

                                  ARTICLE VII

                  Closing, Effective Date and Effective Time
                  ------------------------------------------

     Section 7.1.   Effective Date and Effective Time.  The closing of the
                    ---------------------------------
transactions contemplated hereby ("Closing") shall take place at a location selected by UFB, on a date ("Closing Date") that is no later than five business days following the date on which the expiration of the last applicable waiting period in connection with notices to and approvals of governmental authorities shall occur and all conditions to the consummation of this Agreement are satisfied or waived, or on such other date as may be agreed to by the parties. Prior to the Closing Date, UFB and SCCB shall execute a Certificate of Merger in accordance with all appropriate legal requirements, which shall be filed as required by law on the Closing Date, and the Merger provided for therein shall become effective upon such filing or on such date as may be specified in such Certificate of Merger. The date of such filing or such later effective date as specified in the Certificate of Merger is herein referred to as the "Effective Date." The "Effective Time" of the Merger shall be as set forth in the Certificate of Merger.

     Section 7.2. Deliveries at the Closing. Subject to the provisions of
                  -------------------------
Articles V and VI, on the Closing Date there shall be delivered to UFB and SCCB the documents and instruments required to be delivered under Article V.


                                 ARTICLE VIII

                             Certain Other Matters
                             ---------------------

     Section 8.1.   Certain Definitions; Interpretation.   As used in this
                    -----------------------------------
Agreement, the following terms shall have the meanings indicated:

     "material" means material to UFB or SCCB (as the case may be) and its respective Subsidiaries, taken as a whole.

     "person" includes an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization.

     When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

     Section 8.2.   Survival.   Only those agreements and covenants of the
                    --------
parties that are by their terms applicable in whole or in part after the Effective Time, including Sections 1.3, 4.13, 4.14 and 8.6 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time. If the Agreement shall be terminated, the agreements of the parties in Section 8.6 shall survive such termination.

     Section 8.3.   Waiver; Amendment.   Prior to the Effective Time, any
                    -----------------
provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of SCCB or UFB, no amendment or modification may be made that would reduce the Merger Consideration or contravene any provision of the DGCL or the federal banking laws, rules and regulations.

     Section 8.4. Counterparts. This Agreement may be executed in counterparts
                  ------------
each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     Section 8.5. Governing Law. This Agreement shall be governed by, and
                  -------------
interpreted in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

     Section 8.6. Expenses. Each party hereto will bear all expenses incurred by
                  --------
it in connection with this Agreement and the transactions contemplated hereby.

     Section 8.7. Notices. All notices, requests, acknowledgments and other
                  -------
communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice to the other party hereto.

     If to SCCB, to:

               South Carolina Community Bancshares, Inc.
               110 South Congress Street
               Winnsboro, South Carolina  29180
               Facsimile: (803) 635-5539
               Attention: Alan W. Pullen
                          President and Chief Executive Officer

     and

               Luse Lehman Gorman Pomerenk & Schick, P.C.
               5335 Wisconsin Avenue, N.W.
               Suite 400
               Washington, D.C. 20015

               John J. Gorman, Esq.
               Alan Schick, Esq.
               Facsimile: (202) 362-2902

     If to UFB, to:

               Union Financial Bancshares, Inc.
               203 West Main Street
               Union, South Carolina  29379-0866
               Facsimile: (864) 429-2324

               Attention: Dwight V. Neese
                          President and Chief Executive Officer

     With copies to:

               Paul M. Aguggia, Esq.
               Muldoon, Murphy & Faucette LLP
               5101 Wisconsin Avenue, N.W.
               Washington, D.C.  20016
               Facsimile: (202) 966-9409

     Section 8.8. Entire Agreement; etc. This Agreement, together with the Plan
                  ---------------------
of Bank Merger and the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Sections 1.3, 4.13 and 4.14, which confer rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.9. Assignment. This Agreement may not be assigned by either party
                  ----------
hereto without the written consent of the other party.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the 1st day of July, 1999.

                            UNION FINANCIAL BANCSHARES, INC.


                            By: /s/ Dwight V. Neese
                                -------------------------------------
                                Dwight V. Neese
                                President and Chief Executive Officer


                            SOUTH CAROLINA COMMUNITY BANCSHARES, INC.


                            By: /s/ Alan W. Pullen
                                -------------------------------------
                                Alan W. Pullen
                                President and Chief Executive Officer

                                                                       EXHIBIT A

                                    FORM OF
                              PLAN OF BANK MERGER

     This is a PLAN OF BANK MERGER, dated as of the __ day of _________, 1999 (the "Agreement"), by and between Community Federal Savings Bank ("Community Federal"), a federally chartered savings bank and a wholly owned subsidiary of South Carolina Community Bancshares, Inc., a Delaware corporation ("SCCB"), and Provident Community Bank ("Provident"), a federally-chartered savings bank and a wholly owned subsidiary of Union Financial Bancshares, Inc., a Delaware corporation ("UFB"). The principal banking office of Community Federal is located at 110 South Congress Street, Winnsboro, South Carolina 29180. The principal banking office of Provident is located at 203 West Main Street, Union, South Carolina 29379-0866.

     WHEREAS, the Boards of Directors of UFB and SCCB have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction set forth in the Agreement and Plan of Merger, dated as of ___________, 1999 (the "Merger Agreement"), by and between SCCB and UFB, pursuant to which, among other things, SCCB will merge with and into UFB (the "Merger"); and

     WHEREAS, not less than (a) a majority of the entire Board of Directors of Community Federal and (b) a majority of the entire Board of Directors of Provident have approved, and deem it advisable to consummate, the merger between Community Federal and Provident (the "Bank Merger") provided for herein, in accordance with the regulations of the Office of Thrift Supervision ("OTS");

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGER

     1.1 Effective Time of the Bank Merger. Subject to the provisions of this
         ---------------------------------
Agreement, the Bank Merger shall become effective upon receipt of the required approval from the OTS and consummation of the Bank Merger in accordance with the regulations of the OTS. The term "Bank Merger Effective Time" shall mean the date and time when the Bank Merger becomes effective.

     1.2 Closing. Notwithstanding anything to the contrary contained in the
         -------
Merger Agreement, the closing of the Bank Merger will take place immediately following the Merger on the date and at the location specified in the Merger Agreement or at such other time, date or place as may be agreed to by the parties hereto (the "Bank Merger Closing Date").

     1.3 Effects of the Merger. (a) At the Bank Merger Effective Time, (i) the
         ---------------------
separate existence of Community Federal shall cease and Community Federal shall be merged with and into Provident (Provident is sometimes referred to herein as the "Surviving Bank") and Community Federals' Charter shall be deemed canceled as of the Bank Merger Effective Time and shall be surrendered to the OTS as soon as practicable thereafter, (ii) the Charter of Provident as in effect immediately prior to the Bank Merger Effective Time shall be the Charter of the Surviving Bank until duly amended in accordance with applicable law, (iii) the name of the Surviving Bank shall be "Provident Community Bank," (iv) the Bylaws of Provident as in effect immediately prior to the Bank Merger Effective Time shall be the Bylaws of the Surviving Bank and (v) the main office and other offices of Community Federal established and authorized immediately prior to the Bank Merger Effective Time shall become established and authorized offices of the Surviving Bank.

     (b) At and after the Bank Merger Effective Time, the Bank Merger shall have all the effects set forth in Section 552.13(1) regulations of the OTS (12 CFR 552.13(1)).

     1.4 Headquarters. The principal banking office of the Surviving Bank shall
         ------------
be at 203 West Main Street, Union, South Carolina 29379, and the other offices of the Surviving Bank shall be located as listed in Appendix 1.4 hereto.
                                                    ------------

     1.5 Deposit Accounts. After the Bank Merger Effective Time, the Surviving
         ----------------
Bank will continue to issue deposit accounts on the same basis as immediately prior to the Bank Merger Effective Time.

     1.6 Directors and Officers. The names of the persons who shall constitute
         ----------------------
the board of directors of the Surviving Bank after the Bank Merger Effective Time are listed on Appendix 1.6 hereto. The officers of Provident immediately
                   ------------
prior to the Bank Merger Effective Time shall be the officers of the Surviving Bank and, in addition, those persons listed on Appendix 1.6 hereto, each to hold
                                               ------------
office in accordance with the Charter and Bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

     1.7 Liquidation Account. For purposes of granting a limited priority claim
         -------------------
to the assets of the Surviving Bank in the unlikely event (and only upon such event) of a complete liquidation of the Surviving Bank to persons who continue to maintain savings accounts with the Surviving Bank after the Bank Merger, and who, immediately prior to the Bank Merger had a subaccount balance (as described in 12 C.F.R. (S) 563b.3(f)(4)) with respect to any liquidation account of Community Federal, the Surviving Bank shall, at the time of the Bank Merger, establish a liquidation account(s) in an amount equal to the liquidation account(s) of Community Federal immediately prior to the Bank Merger Effective Time, which liquidation account(s) shall participate pari passu with any other
                                                     ----------
liquidation accounts of the Surviving Bank. If the balance in any savings account to which a subaccount balance relates at the close of business on the last day of any fiscal year of the Surviving Bank after the Bank Merger Effective Time is less than the balance in such savings account at the Bank Merger Effective Time or at the close of business on the last day of any other fiscal year of the Surviving Bank after the Bank Merger Effective Time, such subaccount balance shall be reduced in an amount proportionate to the reduction in such savings account balance. No subaccount balance shall be increased, notwithstanding any increase in the balance of the related savings account. If such related savings account is closed, such subaccount shall be reduced to zero upon such closing. In the event of a complete liquidation of the Surviving Bank, and only in such event, the amount distributable to each account holder will be determined in accordance with the OTS rules and regulations pertaining to conversions by savings and loan associations from mutual to stock form of organization, on the basis of such account holder's subaccount balance with the Surviving Bank at the time of its liquidation. No merger, consolidation, purchase of bulk assets with assumption of savings accounts and other liabilities, or similar transaction, whether or not the Surviving Bank is the surviving institution, will be deemed to be a complete liquidation for this purpose, and, in any such transaction, the liquidation account shall be assumed by the surviving institution.


                                  ARTICLE II

                       CAPITAL STOCK OF THE CONSTITUENT
                         BANKS AND THE SURVIVING BANK

     2.1 Community Federal Capital Stock. At the Merger Effective Time, by
         -------------------------------
virtue of the Merger and without any action on the part of the holder of any shares of common stock, $1.00 par value per share, of Community Federal ("Community Federal Common Stock"), all shares of Community Federal Common Stock shall automatically be canceled and retired and cease to exist.

     2.2 Provident Common Stock. The shares of Common Stock of Provident issued
         ----------------------
and outstanding immediately prior to the Bank Merger Effective Time shall remain outstanding and unchanged after the Bank Merger.

     2.3 Capital Stock of Surviving Bank. The authorized capital stock of the
         -------------------------------
Surviving Bank shall be _______________ shares of common stock, par value $____ per share, and ___________ shares of preferred stock, par value $_______ per share.

                                  ARTICLE III

                                   Covenants

     3.1 Covenants of Provident and Community Federal. During the period from
         --------------------------------------------
the date of this Agreement and continuing until the Bank Merger Effective Time, each of the parties hereto agrees to observe and perform all agreements and covenants of UFB and SCCB in the Merger Agreement that pertain or are applicable to Community Federal and Provident, respectively. Each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to and in accordance with the applicable provisions of the Merger Agreement.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT

     4.1 Conditions to Each Party's Obligation to Effect the Bank Merger. The
         ---------------------------------------------------------------
respective obligations of each party to effect the Bank Merger shall be subject to the satisfaction prior to the Bank Merger Closing Date of the following conditions:

     (a) Consummation of The Merger. The Merger shall have been consummated in
         --------------------------
accordance with the terms and conditions of the Merger Agreement.

     (b) No Injunctions or Restraints; Illegality. No order, injunction or
         ----------------------------------------
decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Bank Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal the consummation of the Bank Merger.

     (c) Stockholder Approvals. This Agreement and the transactions contemplated
         ---------------------
hereby shall have been duly approved, ratified and confirmed by the required vote of the stockholders of each of Provident and Community Federal.

     (d) Other Approvals and Notifications. All requisite regulatory approvals
         ---------------------------------
and clearances of the Bank Merger shall have been obtained and shall continue to be in full force and effect, and all applicable waiting periods shall have expired. In addition, all consents, approvals and permits of and notices to non-governmental third parties that are necessary to consummate the Bank Merger shall have been filed and/or obtained and shall continue to be in full force and effect.

                                   ARTICLE V

                           TERMINATION AND AMENDMENT

     5.1 Termination. This Agreement shall be terminated immediately and without
         -----------
any further action on the part of Community Federal or Provident upon any termination of the Merger Agreement. This Agreement may be terminated at any time prior to the Bank Merger

Effective Time by mutual consent of Community Federal and Provident in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board.

     5.2 Effect of Termination. In the event of termination of this Agreement as
         ---------------------
provided in Section 5.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of Community Federal, Provident or their respective officers, directors or affiliates, except that no party shall be relieved or released from any damages or liabilities arising out of any willful breach of this Agreement.

     5.3 Amendment. This Agreement may be amended by the parties hereto, by
         ---------
action taken or authorized by their respective Boards of Directors. This Agreement may not be amended except by instrument in writing signed on behalf of each of the parties hereto.

                                  ARTICLE VI

                              GENERAL PROVISIONS

     6.1 Definitions. All capitalized terms which are used but not defined
         -----------
herein shall have the meanings set forth in the Merger Agreement.

     6.2 Nonsurvival of Agreements. None of the agreements in this Agreement or
         -------------------------
in any instrument delivered pursuant to this Agreement shall survive the Bank Merger Effective Time, except to the extent set forth herein or in the Merger Agreement.

     6.3 Notices. All notices and other communications hereunder shall be in
         -------
writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to Provident or Community Federal, respectively, at the addresses for notices to SCCB or UFB, respectively, as set forth in the Merger Agreement, with copies to the persons referred to therein.

     6.4 Counterparts. This Agreement may be adopted, certified and executed in
         ------------
separate counterparts, each of which shall be considered one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     6.5 Entire Agreement. Except as otherwise set forth in this Agreement or
         ----------------
the Merger Agreement (including the documents and the instruments referred to herein or therein), this Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     6.6 Governing Law. This Agreement shall be governed and construed in
         -------------
accordance with the laws of the State of South Carolina except where the federal laws of the United States shall be applicable.

     6.7 Assignment. Neither this Agreement nor any of the rights, interests or
         ----------
obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.

     IN WITNESS WHEREOF, Provident Community Bank and Community Federal Savings Bank have caused this Plan of Bank Merger to be executed by their duly authorized officers as of the __ day of ________________, 1999.

                            Provident Community Bank


                            By: _______________________________________________

                                Name:
                                Title:

Attest:


Name:  _________________
Title: Secretary

                            Community Federal Savings Bank

                            By: _______________________________________________

                                Name:
                                Title:

Attest:


Name:  _________________
Title: Secretary

                                                                       EXHIBIT B

              [FORM OF LETTER FOR DIRECTORS AND CERTAIN OFFICERS]



                                __________, 1999



Union Financial Bancshares, Inc.
203 West Main Street
Union, South Carolina  29379-0866
Attention:     Dwight V. Neese
               Chief Executive Officer

Gentlemen:

     The undersigned understands that Union Financial Bancshares, Inc. ("UFB") is considering entering into an Agreement and Plan of Merger, to be dated as of the date hereof (the "Merger Agreement"), with South Carolina Community Bancshares, Inc. ("SCCB") providing for the merger of SCCB with and into UFB (the "Merger") and that UFB has required, as a condition to entering into the Merger Agreement, that each of the Directors and certain Officers of SCCB enter into this Letter Agreement. In consideration of the substantial expenses and other obligations UFB will incur in connection with the transactions contemplated by the Merger Agreement and in order to induce UFB to execute the Merger Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes as follows:

     1. The undersigned represents and warrants that he or she is the beneficial and record owner of ________ shares of common stock, par value $.01 per share, of SCCB (the "SCCB Common Stock") and has voting authority over ________ shares of SCCB Common Stock, and is the beneficial and record owner of
_________ shares of common stock, par value $0.01 per share, of Union Financial Bancshares, Inc. ("UFB Common Stock") and has voting authority over ________ shares of UFB Common Stock.

     2. The undersigned will be present in person or by proxy at all meetings of stockholders of SCCB called to vote for approval of the Merger so that all shares of SCCB Common Stock shall be counted for purposes of a quorum at each such meeting and vote, or cause to be voted, for approval of the Merger all shares of SCCB Common Stock that, on the record date therefor, are beneficially owned by the undersigned or with respect to which the undersigned has the power to vote, and vote against any other proposal of a similar nature not involving SCCB.

     3. The undersigned agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, or otherwise reduce my risk in, any shares of SCCB Common Stock or UFB Common Stock now or hereafter beneficially owned by the undersigned (including as part of a transaction involving the sale of SCCB) until after the Record Date for the stockholder vote on the Merger. In the case of any transfer by operation of law, this Letter Agreement shall be binding upon and inure to the transferee. Any transfer or other disposition in violation of the terms of this paragraph 3 shall be null and void.

     4.   I understand and agree that:

          A. I have been advised that any issuance of UFB Common Stock to me pursuant to the Merger will be registered with the Securities and Exchange Commission (the "SEC"). I have also been advised, however, that, because I may be an "affiliate" of SCCB at the time the Merger will be submitted for a vote of the stockholders of SCCB and my disposition of such shares has not been registered under the Securities Act of 1933, as amended (the "Act"), I must hold such shares indefinitely unless (i) such disposition of such shares is subject to an effective registration statement and to the availability of a prospectus under the Act, (ii) a sale of such shares is made in conformity with the provisions of Rule 145(d) under the Act (and I agree to provide those representations as UFB may request in order to determine such conformity) or
(iii) in a transaction which, in the opinion of counsel, in form and substance reasonably satisfactory to UFB, is not required to be registered under the Act.

          B. Stop transfer instructions will be given to the transfer agent of SCCB, with respect to the shares of SCCB Common Stock and with respect to the shares of UFB Common Stock and any other shares of capital stock of SCCB and UFB in connection with the restrictions set forth herein, and there will be placed on the certificate representing shares of UFB Common Stock I receive pursuant to the Merger, or any certificates delivered in substitution therefor, a legend stating in substance:

     The shares represented by this certificate were issued in a transaction to which Rule 145 under the Act applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement between the registered holder hereof and UFB, a copy of which agreement is on file at the principal offices of UFB. A copy of such agreement shall be provided to the holder hereof without charge upon receipt by UFB of a written request.

          C. Unless a transfer of my shares of UFB Common Stock is a sale made in conformity with the provisions of Rule 145(d), or made pursuant to any effective registration statement under the Act, UFB reserves the right to put an appropriate legend on the certificates issued to my transferee.

          D. I understand that UFB is under no obligation to register the UFB Common Stock that I may wish to sell, transfer, or otherwise dispose of or to take any other action necessary in order to make compliance with an exemption from registration available.

     5. It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth in Paragraph 4.B. above shall be lifted forthwith upon delivery by the undersigned to UFB of a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to UFB, or other evidence reasonably satisfactory to UFB, to the effect that a transfer of my shares of UFB Common Stock will not violate the Act or any of the rules and regulations of the SEC thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph 4.B. above shall be removed forthwith from the certificate or certificates representing my shares of UFB Common Stock if I shall have delivered to UFB a copy of a letter from the staff of the SEC, an opinion of counsel in form and substance reasonably satisfactory to UFB, or other evidence satisfactory to UFB that a transfer of my shares of UFB Common Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d), or made pursuant to an effective registration statement under the Act.

     6. I recognize and agree that the foregoing provisions also apply to (i) my spouse, (ii) any relative of mine or my spouse occupying my home, (iii) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity and (iv) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest.

     7. I further recognize that in the event I become a director or officer of UFB upon consummation of the Merger, any purchase or sale of the capital stock of UFB by me may be subject to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     8. Execution of this letter should not be construed as an admission on my part that I am an "affiliate" of SCCB as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

          This Letter Agreement shall be binding on my heirs, legal representative and successors.

     This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one document. This Letter Agreement constitutes the complete understanding between the undersigned and UFB concerning the subject matter hereof. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

                              Very truly yours,



Accepted:

UNION FINANCIAL BANCSHARES, INC.

By:    ____________________________________
Name:  Dwight V. Neese
Title: Chief Executive Officer

                                                                       EXHIBIT C
                                    FORM OF
                             EMPLOYMENT AGREEMENT
                                      FOR
                                ALAN W. PULLEN

     THIS AGREEMENT is made effective as of ________________, 19__, by and between PROVIDENT COMMUNITY BANK (the "Bank"), Union, South Carolina; UNION FINANCIAL BANCSHARES, INC. (the "Company"), a Delaware corporation; and ALAN W. PULLEN (the "Executive").

     WHEREAS, the Bank wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, the Executive is willing to serve in the employ of the Bank on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES.

     During the period of his employment hereunder, Executive agrees to serve as Senior Vice President/City Executive of the Bank. During said period, Executive also agrees to serve, if elected, as an officer of the Company or any subsidiary or affiliate of the Company or the Bank.

2.   TERMS AND DUTIES.

     (a) The term of this Agreement shall be deemed to have commenced as of ____________ and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date, and continuing at each anniversary date thereafter, the Board of Directors of the Bank (the "Board") may extend the Agreement for an additional year. Prior to the extension of the Agreement as provided herein, the Board of Directors of the Bank will conduct a formal performance evaluation of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement.

3.   COMPENSATION AND REIMBURSEMENT.

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Sections 1 and 2. The Bank shall pay Executive as compensation a salary of $70,000.00 per year ("Base Salary"). Such Base Salary shall be payable in accordance with the customary payroll practices of the Bank. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually; the first such review will be made no later than one year from the date of this Agreement. Such review shall be conducted by a Committee designated by the Board, and the Board may increase Executive's Base Salary. In addition to the Base Salary provided in this
Section 3(a), the Bank shall provide Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank.

     (b) Executive will be entitled to incentive compensation and bonuses as provided in any plan, or pursuant to any arrangement of the Bank, in which Executive is eligible to participate. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement, except as provided under
Section 5(e).

     (c)  In addition to the Base Salary provided for by paragraph (a) of this
Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine.

4.   PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this Section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank of Executive's full-time employment hereunder for any reason other than a Change in Control, as defined in Section 5(a) hereof; disability, as defined in Section 6(a) hereof; death; retirement, as defined in
Section 7 hereof; or for Cause, as defined in Section 8 hereof; (ii) Executive's resignation from the Bank's employ, upon (A) unless consented to by the Executive, a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Sections 1 and 2, above, (any such material change shall be deemed a continuing breach of this Agreement), (B) a relocation of Executive's principal place of employment by more than 35 miles from its location at the effective date of this Agreement, or a material reduction in the benefits and perquisites to Executive from those being provided as of the effective date of this Agreement, (C) the liquidation or dissolution of the Bank, or (D) any breach of this Agreement by the Bank. Upon the occurrence of any event described in clauses (A), (B), (C), or (D), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than sixty (60) days prior written notice given within a reasonable period of time not to exceed, except in case of a continuing breach, four calendar months after the event giving rise to said right to elect.

     (b) Upon the occurrence of an Event of Termination, the Bank shall pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the payments due to the Executive for the remaining term of the Agreement, including Base Salary, bonuses, and any other cash or deferred compensation paid or to be paid (including the value of employer contributions that would have been made on the Executive's behalf over the remaining term of the agreement to any tax-qualified retirement plan sponsored by the Bank as of the Date of Termination), to the Executive for the term of the Agreement provided, however, that if the Bank is not in compliance with its minimum capital requirements or if such payments would cause the Bank's capital to be reduced below its minimum capital requirements, such payments shall be deferred until such time as the Bank is in capital compliance. All payments made pursuant to this Section 4(b) shall be paid in substantially equal monthly installments over the remaining term of this Agreement following the Executive's termination; provided, however, that if the remaining term of the Agreement is less than one (1) year (determined as of the Executive's Date of Termination), such payments and benefits shall be paid to the Executive in a lump sum within 30 days of the Date of Termination.

     (c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

5.   CHANGE IN CONTROL.

     (a) No benefit shall be paid under this Section 5 unless there shall have occurred a Change in Control of the Company or the Bank. For purposes of this Agreement, a "Change in Control" of the Company or the Bank shall be deemed to occur if and when (a) an offer or other than the Company purchases shares of the common stock of the Company or the Bank pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the board of directors of the Company or the Bank changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four month period (whether commencing before or after the date of adoption of this Agreement) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Company or the Bank approve a plan merger, consolidation, sale or disposition of all or substantially all of the Company's or the Bank's assets, or a plan of partial or complete liquidation in which the Company or the Bank is not the resulting entity .

     (b) If any of the events described in Section 5(a) hereof constituting a Change in Control have occurred or the Board of the Bank or the Company has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c), (d) and (e) of this Section 5 upon his subsequent involuntary termination of employment at any time during the term of this Agreement (or voluntary termination within twelve (12) months following a Change of Control following any demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 35 miles from its location immediately prior to the Change in Control), unless such termination is because of his death, retirement as provided in Section 7, termination for Cause, or termination for Disability.

     (c) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to 2.99 times the Executive's "base amount," within the meaning of (S)280G(b)(3) of the Internal Revenue Code of 1986 ("Code"), as amended. Such payment shall be made in a lump sum paid within ten (10) days of the Executive's Date of Termination.

     (d) Upon the occurrence of a Change in Control followed by the Executive's termination of employment, the Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his severance. In addition, Executive shall be entitled to receive the value of employer contributions that would have been made on the Executive's behalf over the remaining term of the agreement to any tax-qualified retirement plan sponsored by the Bank as of the Date of Termination. Such coverage and payments shall cease upon the expiration of thirty-six (36) months.

     (e) Upon the occurrence of a Change in Control, the Executive shall be entitled to receive benefits due him under, or contributed by the Company or the Bank on his behalf, pursuant to any retirement, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Bank or the Company on the Executive's behalf to the extent that such benefits are not otherwise paid to the Executive upon a Change in Control.

     (f) Notwithstanding the preceding paragraphs of this Section 5, in the event that the aggregate payments or benefits to be made or afforded to Executive under this Section, together with any other payments or benefits received or to be received by Executive in connection with a Change in Control, would be deemed to include an "excess parachute payment" under (S)280G of the Code, then, at the election of Executive, (i) such payments or benefits shall be payable or provided to Executive over the minimum period necessary to reduce the present value of such payments or benefits to an amount which is one dollar ($1.00) less than three (3) times Executive's "base amount" under (S)280G(b)(3) of the Code or (ii) the payments or benefits to be provided under this Section 5 shall be reduced to the extent necessary to avoid treatment as an excess parachute payment with the allocation of the reduction among such payments and benefits to be determined by Executive.

6.   TERMINATION FOR DISABILITY.

     (a) If the Executive shall become disabled as defined in the Bank's then current disability plan (or, if no such plan is then in effect, if the Executive is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code as determined by a physician designated by the Board), the Bank may terminate Executive's employment for "Disability."

     (b) Upon the Executive's termination of employment for Disability, the Bank will pay Executive, as disability pay, a bi-weekly payment equal to three-quarters (3/4) of Executive's bi-weekly rate of Base Salary on the effective
date of such termination.   These disability payments shall commence on the
effective date of Executive's termination and will end on the earlier of (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; or (iv) Executive's death; or (v) the expiration of the term of this Agreement. The disability pay shall be reduced by the amount, if any, paid to the Executive under any plan of the Bank providing disability benefits to the Executive.

     (c) The Bank will cause to be continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank for Executive prior to his termination for Disability. This coverage and payments shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Bank, in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive's attaining the age of 65; or (iv) the Executive's death; or (v) the expiration of the term of this Agreement.

     (d) Notwithstanding the foregoing, there will be no reduction in the compensation otherwise payable to Executive during any period during which Executive is incapable of performing his duties hereunder by reason of temporary disability.

7.   TERMINATION UPON RETIREMENT; DEATH OF EXECUTIVE.

     Termination by the Bank of Executive based on "Retirement" shall mean retirement at age 65 or in accordance with any retirement arrangement established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, Executive shall be entitled to all benefits under any retirement plan of the Bank or the Company and other plans to which Executive is a party. Upon the death of the Executive during the term of this Agreement, the Bank shall pay to Executive's estate the compensation due to the Executive through the last day of the calendar month in which his death occurred.

8.   TERMINATION FOR CAUSE.

     For purposes of this Agreement, "Termination for Cause" shall include termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. For purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Bank or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying termination for Cause and specifying the reasons thereof. The Executive shall not have the right to receive compensation or other benefits for any period after termination for Cause. Any stock options granted to Executive under any stock option plan or any unvested awards granted under any other stock benefit plan of the Bank, the Company, or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

9.   REQUIRED PROVISIONS.

     (a) The Bank may terminate Executive's employment at any time, but any termination by the Bank, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 8 herein.

     (b) If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations that were suspended.

     (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(4) or (g)(1)), all
obligations of the Bank under the Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

     (d) If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties.

     (e) All obligations under this Agreement shall be terminated (except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Bank): (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA or (ii) by the Director, or his or her designee at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     (f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C.
(S)1828(k) and any regulations promulgated thereunder.

10.  NOTICE.

     (a) Any purported termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by the Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal there from having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

11.  NON-COMPETITION.

     (a) Upon any termination of Executive's employment hereunder pursuant to an Event of Termination as provided in Section 4 hereof, Executive agrees not to compete with the Bank and/or the Company for a period of one (1) year following such termination in any city, town or county in which the Bank and/or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank and/or the Company. The parties hereto, recognizing that irreparable injury will result to the Bank and/or the Company, its business and property in the event of Executive's breach of this Subsection 11(a) agree that in the event of any such breach by Executive, the Bank and/or the Company will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that in the event of the termination of his employment pursuant to Section 8 hereof, Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank and/or the Company, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank and/or the Company from pursuing any other remedies available to the Bank and/or the Company for such breach or threatened breach, including the recovery of damages from Executive.

     (b) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from Executive.

12.  SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees all payments and the provision of all amounts and benefits due hereunder to Executive and, if such payments are not timely aid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

13.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement. This Agreement supersedes and replaces in their entirety the Employment Agreement dated ________, 19__ by and between Executive and Community Federal Savings and Loan Association and the Supplemental Executive Agreement by and between Executive and Community Savings and Loan Association of Winnsboro dated _______, 19__, therewith and Executive hereby waives any rights under such prior agreements.

14.  NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Bank, the Company and their respective successors and assigns.

15.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

16.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.  GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of South Carolina, unless otherwise specified herein; provided, however, that in the event of a conflict between the terms of this Agreement and any applicable federal or state law or regulation, the provisions of such law or regulation shall prevail.

19.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within one hundred (100) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

20.  PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, if successful pursuant to a legal judgment, arbitration or settlement.

21.  INDEMNIFICATION.

     The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a directors or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgment, court costs and attorneys' fees and the cost of reasonable settlements.

22.  SUCCESSOR TO THE BANK OR THE COMPANY.

     The Bank and the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Company, expressly and unconditionally to assume and agree to perform the Bank's or the Company's obligations under this Agreement, in the same manner and to the same extent that the Bank or the Company would be required to perform if no such succession or assignment had taken place.

23.  EARLY TERMINATION BY EXECUTIVE.

     Notwithstanding any other provision of this Agreement to the contrary, at any time during the thirty (30) day period beginning on the day following the nine-month anniversary of the effective date of this Agreement, Executive may voluntarily terminate his employment under this Agreement upon written notice to the President of the Bank and, within ten (10) business days thereafter, receive a lump-sum payment equal to two (2) times Executive's Base Salary in effect on the date of termination and this Agreement shall be terminated. In the event Executive exercises the election provided by this Section 23, the noncompetition restrictions of Section 11 shall apply as if Executive's employment terminated pursuant to an Event of Termination, except that the restrictions shall be limited in geographic scope to the City of Winnsboro, South Carolina and any location within a ten-mile radius of Winnsboro, and such restrictions shall also be limited to a six (6) month period beginning on the effective date of Executive's termination of employment pursuant to this Section 23.

     IN WITNESS WHEREOF, the Bank and the Company have caused this Agreement to be executed and their seal to be affixed hereunto by a duly authorized officer or director, and Executive has signed this Agreement, all on the ____ day of _____________, 19__.


ATTEST:                             PROVIDENT COMMUNITY BANK


__________________________      BY: _______________________________

          [SEAL]


ATTEST:                             UNION FINANCIAL BANCSHARES, INC.


__________________________      BY: ________________________________

          [SEAL]



WITNESS:



__________________________          ________________________________
                                    Alan W. Pullen